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                                                                   Exhibit 10.9




                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT
                         -------------------------------

         This Interactive Marketing Agreement (together with all Exhibits, Schedules and Annexes hereto, the "Agreement"), effective as of July 1, 1999 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and americangreetings.com, inc., a Delaware corporation ("AG Parent") and its wholly-owned subsidiary, AG.Com, Inc., a Delaware corporation ("AGPI" and, collectively with AG Parent, "AG"), both with offices at One American Road, Cleveland, Ohio, 44144. AOL and AG may be referred to individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION
                                  ------------

         AOL and AG each desires to enter into an interactive marketing relationship whereby AOL will integrate, promote and distribute several interactive sites referred to (and further defined) herein collectively as the Customized Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Capitalized terms used but not defined in the body of the Agreement are used herein as defined on Exhibit B.

                                      TERMS
                                      -----


1.       PROMOTION, DISTRIBUTION AND MARKETING.

         1.1.     AOL PROMOTION OF CUSTOMIZED SITE.


                  1.1.1. PROMOTIONS TO BE PROVIDED. During the Initial Term (and, during the Term, only to the extent expressly stated herein), AOL will provide AG with the integration, placements, Promotions and Impressions for the Customized Site described on Exhibit A and Exhibit A-1. AOL will implement the Promotions, including the Integrated Promotions in accordance with and pursuant to a timeline established by AG in consultation with AOL, pursuant to the Ramp-Up Period referred to in Section 2.12, or the extent set forth therein, at the times set forth on Exhibit A and Exhibit A-1 (the "Integration Timeline"); provided that failure to do so will not be considered a breach, but shall be remedied in accordance with this
                           Section 1.1.1, Section 1.1.3 or 1.1.4 hereof, as applicable. Subject to AG's prior written approval, which approval shall not be unreasonably withheld, AOL will have the right to fulfill particular promotional commitments with respect to any of the foregoing (other than those identified as "Mission Critical") by providing AG comparable promotional placements in appropriate alternative areas of the AOL Network so long as such integration, placement and Promotions continue to be carried out on the AOL Network. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications, in AG's reasonable determination, materially and adversely affect any specific Promotion or the overall level of integration of Products within the AOL Network, AOL will provide AG a promotional placement that is, as mutually agreed, comparable. In addition, on an ongoing basis, the Parties shall review the performance of the Promotions and AOL reserves the right to discontinue any Promotions that are under-performing (except any Promotions identified as "Mission Critical"), as reasonably determined with AG's consent (not to be unreasonably withheld). Any Promotion expressly designated in Exhibit A as a "Permanent" Promotion shall not be removed for mere Impressions overdelivery, but shall remain in place during the Initial Term, subject to Section 1 or Exhibit A-1, as applicable.


                  1.1.2. CONTENT OF PROMOTIONS. The Promotions will link only to the Customized Site (including contextually relevant areas therein) and will promote only the AG Products described on Exhibit D and any additional, substitute or modified AG Products as proposed by AG and


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                           approved by AOL, such approval not to be unreasonably
                           withheld. The specific AG Content to be contained within the Standard Promotions described in Exhibit A (the "Standard Promo Content") will be determined by AG, subject to AOL's technical limitations, the terms of this Agreement and AOL's policies relating to advertising and promotions. The specific Content to be contained within the Integrated Promotions described in Exhibit A (the "Integrated Promo Content", and together with the Standard Promo Content, the "Promo Content") will be determined (a) to the extent the nature of such Content is related to the marketing message (e.g., traditional ad copy), by AG, subject to AOL's technical limitations, the terms of this Agreement and AOL's policies relating to advertising and promotions, and (b) to the extent the nature of such Content is related to the operation of the AOL Network or the manner or degree of the implementation of integration therein, by AOL in its reasonable editorial discretion, in consultation with AG, and consistent with any express integration requirements herein. AG and AOL will jointly develop a quarterly online marketing plan with respect to the Customized Site and the Promotions. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content, Promotions, integration and carriage plan to ensure that it is designed to maximize performance. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).


                  1.1.3. MAKE UP FOR INTEGRATED PROMOTIONS. As used throughout this Section 1.1.3 and in Section 1.1.4 below, in determining the "comparable placement or value" of a particular Promotion, the Parties shall negotiate in good faith to mutually agree, based on a variety of factors (including without limitation [




                                ] In the event that the integration
                           necessary to implement the Integrated Promo Content is not completed in accordance with the Integration Timeline, and to the extent such failure is due to the actions or inaction of AOL, then AOL shall have
                           [     ] full months thereafter to remedy such delay,
                           and, if after such[     ] month period AOL is unable
                           to so remedy, then the Parties shall cooperate in good faith to mutually agree upon an alternative Promotion of "comparable placement or value" to the extent of such undelivered or delayed scheduled Promotion.


                  1.1.4. "MISSION CRITICAL" PROMOTIONS. Notwithstanding the foregoing, in the event that AOL fails to provide AG with any integrated Promotion included as a "Mission Critical Promotion" on Exhibit A-1 or an agreed substitute (to the extent such failure is due to the actions or inaction of AOL), in accordance with the express timeline for such integrated Promotion identified on such Exhibit A-1 (subject to Section
                           1.1.6 below) then a "Mission Critical Delayed Integration Event" shall be deemed to have occurred and shall continue until implementation of such Integrated Promotion in question. In the event of a Mission Critical Delayed Integration Event, AOL shall
                           have[     ] full months thereafter to remedy such
                           delay, and, if after such period AOL is unable to so remedy, then the Parties shall negotiate for an
                           additional period of up to[    ] months to reach
                           mutual agreement upon either one of the following two remedies: (A) extending this Agreement on a non-exclusive basis (but only with respect to AOL's obligations for all fixed placements for the particular AOL brand on which the specific Integrated Promotion was undelivered (i.e. a particular Exclusive AOL Property, e.g., only on the AOL Service or only the CompuServe Service, as and to the extent applicable), and expressly not with respect to any other carriage nor exclusivity) for a period equal to
                           [     ] times the length of the duration of such
                           Mission Critical Delayed Integration Event, at no
                           additional charge to AG (for example, a [   ] week
                           delay in achieving such a milestone would result in
                           [    ] such weeks of extension to the Initial Term
                           (with respect to the fixed placements on the applicable brand); any such additional weeks are referred to herein as "Extension Weeks"), but in

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                           any case only up to a maximum total extension period
                           for any and all such delays of [       ] in the
                           aggregate for any individual brand; or (B) delivering to AG a mutually agreed upon alternative Promotion of "comparable placement or value" to the extent of such undelivered or delayed scheduled Promotion; provided however, that if after so negotiating for such [





                                 ]


                  1.1.5. TECHNOLOGY SUPPORT. During the Initial Term, AOL will provide AG with the technology support as set forth in this Agreement (e.g., on Exhibit A-1 and Exhibit
                           I) and will complete the items described in Exhibit A-1 and Exhibit I within the timelines as set forth therein.


                  1.1.6. TRANSITION FROM V3 TECHNOLOGY TO V4. AG shall achieve the Transition Completion Date on or before [
                                   ] (the "Scheduled Transition Completion
                           Date"), provided that the sole and exclusive remedy available to AOL in the event of any failure or delay in doing so (it being understood that "sole and exclusive remedy" as used in this Section 1.1.6. shall mean the sole and exclusive remedy for such failure to achieve the Transaction Completion Date itself, but not for any other breaches of this Agreement that may be caused as a direct or indirect consequence thereof, e.g., if and to the extent such failure results in another breach hereof, e.g., if it causes, in whole or in part, AG to fail to comply with Section 1 of Exhibit E, then any such separate breach shall still be deemed a breach, with its own remedies and repercussions as set forth herein) shall be as follows: (i) AG shall (a) cooperate with AOL to the extent necessary to ensure that (x) database encryption (with respect to the database of AOL Users' credit card information) is implemented (i.e.,
                           installed in production) by [               ], (y) an
                           Online Viewing Area is available and implemented as
                           set forth herein by [              ] and (z) create
                           multiple databases on one or many servers to meet increased demands (e.g., demand for greetings) as necessary in order to comply with Exhibit E by
                           [                ] and (b) after the [ ] week
                           anniversary of the Scheduled Transition Completion Date, pay AOL's actual and reasonable direct costs (plus 25%) of support for V3 (including without limitation to support encryption (as set forth in Exhibit E and with respect to the database of AOL Users' credit card information), an Online Viewing Area and database scaling as required hereby) and the costs of any mutually agreed enhancements to V3 for the duration of any such failure or delay; provided however that AG shall continue to provide its own `front end' support for V3 (i.e., user interface and other items that AG historically has performed or supported) and AOL shall only be obligated, at AG's expense, to provide such `back end' support for V3 and (ii) after the 3 week anniversary of the Scheduled Transition Completion Date, for each additional day late thereafter until the actual Transition Completion Date is achieved, the date for achieving any Hurdles & Thresholds, any date for making payments by AOL to AG pursuant to the Advertising Inventory Agreement Annex and each of AOL's target timelines to integrate any Mission Critical Promotion shall be delayed by an equivalent time period (such that, for a one week delay in achieving the Transition Completion Date, AOL shall have one extra week to implement each Mission Critical Promotion, to meet each of the Hurdles & Thresholds, and to make each payment under the Advertising Inventory Agreement Annex; provided however, that the foregoing remedies shall only be available to the extent that the failure or delay occurs despite the best efforts of AOL (e.g., due to AG's action or inaction). After the [ ] month anniversary of the Scheduled Transition Completion Date, whether or not AG has achieved the Transition Completion Date, then, in addition to all other rights and remedies of AOL herein, AOL shall have no further obligation thereafter to support nor maintain V3 or any related technologies thereafter, except that, with respect to ART, AOL shall continue to provide support to AG (i.e., ongoing maintenance, but not enhancements / developments thereto) to the extent set forth on Exhibit I attached hereto for the then



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                           existing ART technology, and except that AG shall not
                           be excused from using best efforts thereafter to achieve the Transition Completion Date as rapidly thereafter as possible.


                           1.1.6.1. TECHNOLOGY LICENSE TO VERSION 2.0 AND V3.
                                    Upon the Transition Completion Date (or the
                                    Scheduled Transition Completion Date,
                                    whichever is earlier), AOL and AG shall
                                    jointly own (and each Party hereby licenses its rights thereto to the other Party (as set forth below, the "Technology License")) all rights to Version 2.0 (as defined in the Prior Agreement) and V3 as each exists on the Interim Date and on the Transition Completion Date, together with any improvements or enhancements thereto (including the technology itself but expressly excluding Content therein to the extent such Content is supplied by AG and not by AOL (such Content being owned exclusively by AG) and expressly excluding V4 or any improvements or enhancements thereto) (collectively, the "Licensed Technology"), and neither Party can sell such rights to such technology without the consent of the other Party (not to be unreasonably withheld). Such Technology License shall be a perpetual, non-exclusive, worldwide, license (with the right to sublicense) to such Licensed Technology, in object code and source code forms including, without limitation, any source code materials, designs, technical specifications, and documentation related thereto, including the rights to use, copy, distribute, transmit, publicly perform and publicly display, upgrade, enhance, create derivative works from, and otherwise modify such Licensed Technology.


                  1.1.7. CO MARKETING. In addition to the other promotions described herein and without reducing in any way any other such promotion, [
                                        ] of co-marketing in connection with the
                           launch of the Customized Site. Such co-marketing may include, as reasonably determined by AOL in consultation with AG, off-line promotions or on-line promotions within the AOL Network (such as pop-up screen promotions) and shall be coordinated with marketing efforts of AG.


         1.2. AG PROMOTION OF CUSTOMIZED SITE AND AOL. As set forth in fuller detail in Exhibit C and subject to the terms and conditions thereof, AG will promote the AOL Interactive Service and will promote the availability of the Customized Site through the AOL Network. The Customized Site shall not promote any other Interactive Service whatsoever except for
                  (a) any offline retail entities with which American Greetings Corporation or its Affiliates has a traditional retailing relationship for the distribution of physical, offline
                  greeting cards (e.g., [                 ]); provided that, if
                  AOL reasonably determines that such entity is a competitor of AOL or its affiliates, then AOL shall be permitted to require AG to stop promoting any such entities on the Customized Site or (b) with AOL's prior written approval, any products or services of an entity which is an Interactive Service, which such products or services themselves, if provided by a distinct entity, would not themselves make such entity an
                  Interactive Service (e.g., promoting phones from [     ]) (but
                  expressly not any products or services which would, themselves qualify an entity as an Interactive Service (e.g., no ISP dial
                  up services of [      ])); provided that any entity which is
                  primarily an Interactive Service (i.e., at least the majority of the products and services it provides or the majority of its activities would, themselves qualify an entity as an Interactive Service) shall not be excluded per this clause (b) regardless of the product or service in question (e.g., if XYZ company is primarily an Interactive Service, then even phones from XYZ company would fall outside the scope of this exception). On the Standard Site, AG shall not promote any
                  [    ] Interactive Service (except any products or services of
                  an entity which is a [    ] Interactive Service, which such
                  products or services themselves, if provided by a distinct
                  entity, would not themselves make such entity a [    ]
                  Interactive Service (e.g., promoting phones from [   ]) (but
                  expressly not any products or services which would, themselves
                  qualify an entity as a [    ] Interactive Service (e.g., no
                  ISP dial up services of [  ])); provided that any entity which
                  is primarily a [     ] Interactive Service (i.e., at least the
                  majority of the products and services it provides or the majority of its activities would, themselves qualify an entity
                  as a [    ] Interactive Service) shall not be excluded per
                  this exception regardless of the product or service in question (e.g., if XYZ company is primarily a



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                  [    ] Interactive Service (i.e., at least the majority of the
                  products and services it provides or the majority of its
                  activities would, themselves qualify an entity as a [    ]
                  Interactive Service), then even phones from XYZ company would fall outside the scope of this exception) unless such promotion is accompanied by an AOL promotion of equal or greater prominence (except that AG may create a customized version of AG's website for any third party, including another Interactive Service, if and to the extent such site is intended for or targeted to any third party's customers (and is not the Customized Site nor AG's primary Standard Site) (a "Third Party Customized Site"), and may so promote any Interactive Service within such third party's own Third Party Customized Site). AOL shall be promoted by AG with `equal or greater prominence in the aggregate' (as described below) to any other third party promoted in any AG offline promotions (except for any offline retail entities with which American Greetings Corporation has a traditional retailing relationship
                  (e.g., [       ])); it being understood and agreed that `equal
                  or greater prominence in the aggregate' shall mean as is reasonably agreed by the Parties but may consist of promotions in another offline promotion (i.e., does not generally require side by side promotion in the same promotion), except that, in the case of promotion of more than one Interactive Service in any offline promotion involving AG, AOL must be promoted with equal or greater prominence as every other Interactive Service within the same promotion.

2.       CUSTOMIZED SITE.

         2.1. CREATION OF CUSTOMIZED SITE. AG will create customized, co-branded versions of AG's primary Interactive Site (or more than one customized version of AG's primary Interactive Site, if necessary), which customized Interactive Sites shall comply with all requirements set forth in Sections 2.2 and 2.3, and all other requirements of this Agreement (collectively, such site(s), as they or their successors may exist and be modified hereafter consistent with the terms hereof, shall be referred to herein as the "Customized Site"). AG shall be responsible for all costs and expenses directly related to the development, creation, communications, hosting and connectivity associated with the Customized Site, unless and to the extent otherwise expressly set forth herein and excluding the costs and expenses of operating and maintaining the AOL Network. Each page of the Customized Site shall have AOL or AOL affiliate branded headers/toolbars (in mutually agreed size and design, but substantially similar to AOL's other major commerce partners (e.g., eBay)), shall have the appropriate look and feel for the applicable AOL brand and navigation back thereto, and, except as otherwise provided below, shall be located on the URL for the appropriate AOL affiliate (e.g., www.ag.aol.com or www.ag.compuserve.com, provided that AOL makes use of such URL available to AG at no charge) such that AOL receives credit for all traffic thereto, in each case in accordance with AOL's (or the applicable AOL affiliate's) then current generally applicable standards, and contain a navigational link to the appropriate property of the AOL Network. AOL shall cooperate with AG and any third party traffic measurement service (e.g., Media Metrix), to facilitate AG's also receiving credit for traffic to such URL as part of its overall network. Without limiting the foregoing, AOL shall issue a duly authorized letter to such traffic measurement services requesting such credit for AG) (the "Traffic Letter"). In addition to the foregoing, AOL will ensure that AG gets credit (including at least as listed by
                  [                                                       ] in
                  publicly announced traffic measurements regarding unique visitors) for the full reach of unique visitors to the Customized Site, including by, if and to the extent necessary to achieve such result, [









                                                   ].

         2.2. CONTENT. AG will maintain a line of Greeting Products (and other Content to the extent required herein) in the Customized Site which is competitive with any Additional AG Channel and with other leading full line providers of similar products available on the Internet, in terms of breadth of content, depth of content, quality of content, and functionality incorporated within the content, to

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                  the extent the AOL Network's service capabilities and
                  functionality permit (the "Product Line Depth Requirements"). Except as mutually agreed in writing by the Parties (or as required by this Agreement), the Customized Site will contain only the AG Products listed on Exhibit D as they or their successors may exist and be modified by AG hereafter consistent with the terms hereof, and Content directly related thereto (and any changes in the overall scope and nature of the Products offered by AG in the Customized Site beyond those listed on Exhibit D or otherwise set forth herein or mutually agreed to by the Parties shall be subject to AOL's review and reasonable approval, and the terms of this Agreement) (collectively, the "Product Line Four Corners Requirements"). All sales of AG Products through the Customized Site will be conducted either through a direct sales format (including individual Product sales and quantity sales such as a "value pack") or [





                          ]. Subject only to express limitations of this
                  Agreement, AG shall have editorial discretion over the editorial Content, programming and links (including in the Cooperative Advertising Categories) (but in each case excluding any Advertisements) on its Customized Site; [








                            ] provided that, if AOL reasonably determines that
                  such Link [                           ] has a material adverse
                  effect on AOL or its affiliates, then AOL shall be permitted to require AG to terminate such Link [
                              ] (but not to remove the editorial content related
                  thereto) (an "AOL Content Override"). AOL may exercise its option to implement an AOL Content Override at any time; provided that if and after AOL has exercised and implemented
                  an AOL Content Override more than [        ] times in any one
                  calendar year, then thereafter, in the event of any additional AOL Content Override implemented by AOL, if such implementation prevents AG from obtaining such editorial content (e.g., such third party will not provide such content without such Link) which such content, (i) by its unique or special nature, AG is otherwise unable to obtain or supply;
                  (ii) which AG deems reasonably necessary to enhance the AG Customized Site customer experience, and (iii) which AG reasonably determines (in good faith), (subject to AOL's consent, not to be unreasonably withheld), that such content would add significant value or comprehensiveness to AG's Greeting Product offerings, [












                           ] AG will review, delete, edit, create, update and
                  otherwise manage all Content available on or through the Customized Site in accordance with the terms of this Agreement. To the extent AG has control over the sales of any Advertisements within the Customized Site, AG will use



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                  commercially reasonable efforts to solicit advertising from
                  AOL's partners first, prior to accepting any Advertisements for, or distributing the products, services or content of, any third party which is a direct competitor in the same industry with any of AOL's most significant exclusive or premiere partners (e.g., in the telecommunications, credit cards, books, music or auctions industry). Any such sales shall be subject to AOL's then-applicable advertising policies and AOL's prior approval (not to be unreasonably withheld). In any case where an AOL partner (i.e. a party that has a customized Interactive Site targeted to AOL Users and linked to from AOL or one of the AOL brands that is an Exclusive Area hereunder (a "Partner Customized Site")) seeks AG's permission to link to an AG Interactive Site from the Partner Customized Site, AG shall only permit such link to the Customized Site. The Customized Site shall be subject to all AOL policies which are generally applicable to AOL's commerce partners regarding the distribution of streaming media (including, without limitation, policies regarding downloads and streaming audio or video) over the AOL Network. AG acknowledges that such generally applicable policies may be different for each AOL property or service. Without limiting any other terms hereof (e.g., without limitation, Section 1 of Exhibit E), AG shall use commercially reasonable efforts to have the applicable Brand Specific Customized Site (e.g., with respect to Netscape, the Brand Specific Customized Site tailored to the Netscape audience), in each case at AOL's option (a) include the ability for an AOL User to select a cover image from a gallery of online electronic photos and pictures and to write their own caption; (b) include the ability to send a professional-looking online card using a photo the AOL User provides themselves; (c) include the ability to send online electronic cards (similar to traditional postcards) from major destination cities; (d) include the ability to attach the AOL User's own voice to an online electronic card by uploading an audio file of themselves saying a greeting; (e) include the ability in selected online cards to compose a lengthy note with formatted text and hyperlinks for inclusion with an online electronic card; and (f) include a catalog of online electronic photos and pictures illustrating major historical events for AOL Users to send in order to commemorate those events, it being understood that (i) AG shall have no obligation under any of (a) through (f) above to provide the technology to carry out the digitization or other input by the user of any sound or image, the foregoing requirements applying only to technology to manipulate (as and to the extent provided for above) such Content once online in digital form, subject to reasonable technological limitations (e.g. as to file size or format) and (ii) any obligation of AG is subject to the capabilities and functionalities provided by the AOL Network.


                  2.2.1. OTHER CONTENT FOR THE AOL NETWORK. Provided that (i) AG retains ownership of the Licensed Content it provides to AOL to be provided to end users; (ii) end-users are subject to the same online licensing and use restrictions with respect to such Content as those in AG's then applicable online terms of service or subscription agreement for such Content (or substantially similar Content of AG) and (iii) AG is provided appropriate Advertisement placement and branding in any area in which its Content is included:


                           2.2.1.1. CAPTIONS FOR YGP. AG will provide, at AOL's
                                    option (to be exercised with reasonable
                                    advance notice to AG), at no cost to AOL or AOL Users from AG (but AOL may opt to charge its end users, subject to mutual agreement with AG as to the appropriate revenue share to AG therefor), a non-exclusive library of captions, for YGP users to choose from for inclusion in their respective photo albums (the "YGP Captions").


                           2.2.1.2. HOMETOWN. AG will provide to AOL, at AOL's
                                    option (to be exercised with reasonable
                                    advance notice to AG), at no cost to AOL or AOL Users from AG (but AOL may opt to charge its end users, subject to mutual agreement with AG as to the appropriate revenue share to AG therefor), (a) clip-art (and AG shall allow integration of such art into AOL's publishing tools); (b) home page templates (and AG shall allow integration of such templates into AOL's publishing tools); (c) animated and/or interactive home page artwork (similar to Thingworld.com or Zapa.com); (d) member profile templates (and AG shall allow integration of such templates into AOL's Member Directory).


                           2.2.1.3. NETSCAPE WEBMAIL AND ICQ E-MAIL. AG shall,
                                    at AOL's option (to be exercised with
                                    reasonable advance notice to AG), at no cost to AOL or AOL Users from AG (but AOL may opt to charge its end users, subject to mutual agreement with AG as to the appropriate revenue share to AG therefor), provide stationery for Netscape's Webmail and ICQ E-mail products, (a) using HTML that supports 3.x and above browsers; and (b) which is organized into useful categories, such as holidays, invitations, business, etc.


         2.3. CUSTOMIZATION OF CONTENT. Pursuant to Sections 2.1 and 2.2, and the terms hereof and subject to AOL's approval (such approval not to be unreasonably withheld), AG shall create distinct versions of the Customized Site for each applicable property of the AOL Network (i.e., one for each Exclusive AOL Property, including each Foreign Local Market for AOL International, e.g., one for linking from the AOL Service, one for linking from the ICQ Service, etc., or any other AOL property if and to the extent AOL is providing carriage from such property pursuant to Exhibit A or

                  Exhibit A-1 [
                               ] (each, a "Brand Specific Customized Site");
                  provided that, as used in this Agreement (including without limitation in Exhibit E, but except as otherwise provided herein) each reference to or requirement or obligation for the Customized Site shall apply equally to each individual Brand Specific Customized Site. AG will include certain distinct Content within each Brand Specific Customized Site, tailored and targeted to the applicable audience (the "Brand Specific Content")). The Parties will cooperate to mutually agree on appropriate Brand Specific Content for each site, including at a minimum (but in each case subject to the Rollout in Section
                  2.12 hereof), with respect to international distribution, each Brand Specific Customized Site in each Foreign Local Market and the Greeting Products and Content therein in the appropriate local languages.


         2.4. DELIVERY OF GREETING PRODUCTS AND CO-BRANDING. AG shall ensure that all Greeting Products ordered from any Customized Site, when delivered (regardless of the Greeting Media used for delivery, as described below), shall include in the Greeting Media (and, if and to the extent AG includes branding in its Greeting Products for any third party [
                                                                             ],
                  then also in the Greeting Product) (i) prominent AOL co-branding to appear as mutually agreed, (ii) links to an AOL Interactive Site (provided that such site shall be one which is mutually agreed to be contextually relevant by the Parties or is otherwise a mutually agreeable site), and (iii) links to the Customized Site only (but in no event to the Standard
                  Site). Immediately upon production implementation of V4, any Greeting Products ordered from any Customized Site, when delivered, shall be available for initial viewing by the recipient online (e.g., in an online `pick-up window' rather than being initially viewed as an e-mail or downloadable attachment thereto), and any time any pick up window is used, then such Greeting Products shall reside and be viewable within (i.e., the pick up window itself shall only reside therein) a designated area of an appropriate Brand Specific Customized Site (the "Online Viewing Area") (it being understood that the appropriate Brand Specific Customized Site may depend on the identity of both the sender and the recipient, as well as where and how such Product was ordered (for example, an AOL Service member ordering a Greeting Product through the AOL Service to be sent to a non-AOL member cannot be accessible via the AOL Service Brand Specific Customized Site by the recipient, since the recipient cannot access such site)). However, the Parties may, by mutual agreement as to the best consumer experience and user interface, elect to subsequently change the initial delivery vehicle (Greeting Media) for such Greeting Products (it being understood and agreed that any such change may adversely affect the total amount and/or value of the advertising inventory on the Customized Site, and shall therefore also require (a) mutual agreement regarding appropriate reductions to (and revisions to the timing of) (1) [
                                     ] pursuant to the Advertising Inventory
                  Agreement Annex, and (2) AOL's Advertising Hurdle Amounts pursuant to the Advertising Inventory Agreement Annex, and (b) that AOL receives similar rights to the sale of advertising inventory and revenue sharing with respect thereto on any such new Greeting Medium as it has with respect to the Customized
                  Site). Each screen or page of each Online Viewing Area, if any, shall contain a prominent link to an AOL Interactive Site selected by AOL and co-branding as set forth herein and as otherwise mutually agreed. In addition, any Greeting Media (delivery vehicle for the link) containing the link to the appropriate Online Viewing Area, if any, shall be co-branded as mutually agreed (e.g., in an e-mail delivering a link to view a Greeting Product, if ordered from the ICQ Service, then the e-mail itself should contain a statement to the effect of:
                  "Sent to you by American Greetings, from ICQ" (or whichever is the appropriate brand from which the Greeting Product was ordered), or a substantially similar and/or mutually agreed upon message. If the Greeting Product as ordered is an AOL Exclusive Offer (as defined in Section 2.9), or otherwise consists of content exclusively available to AOL Users or a subset thereof, then such Greeting Media and Online Viewing Area, if any, should contain a statement to the effect of:
                  "This Greeting available exclusively on AOL from American Greetings" or a substantially similar and/or mutually agreed message. [

                                                     ]

         2.5. PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F or otherwise, AG will be responsible for all production work associated with the Customized Site, including all related costs and expenses, but excluding the costs and expenses of operating and maintaining the AOL Network (and AOL shall be responsible for any integration of any Integrated Promotions within the AOL Network, including all related costs and expenses, as required to implement such Promotions as scheduled herein).


         2.6. TECHNOLOGY. AG will conform its promotion and sale of Products through the Customized Site to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of products by AOL Users through the Customized Site; provided, however, without limiting any other terms hereof (e.g., without limitation, Section 1 of Exhibit E), in the case of any future technology (and the cost of integration of such technology into the Customized Site) that such technology is generally available on commercially reasonable prices and terms [









                                                     ]). AOL will be entitled to
                  require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the Customized Site to the extent such Content will, in AOL's good faith judgment, adversely affect, for technological reasons such as Content format incompatibility or excessive demand on bandwidth, any operational aspect of the AOL Network. AOL reserves the right to review and test the Customized Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network, provided that such review and testing is reasonable, is done using non-production system copies of the Customized Site or planned and scheduled in advance to prevent any performance degradation of the production environment of the Customized Site.


         2.7.     PRODUCT OFFERING.


                  2.7.1. INITIAL PRODUCT OFFERINGS. The Product Line Depth Requirements set forth in Section 2.2 shall not apply to the extent it is commercially or technically impractical to either Party (i.e., compliance would cause either Party to incur substantial incremental costs); and the Product Line Depth Requirements and the Product Line Four Corners Requirements shall not be deemed to have been violated to the extent that any such Content is included briefly in one area on a test basis.


                  2.7.2. AOL'S RIGHTS TO REQUEST ADDITIONAL PRODUCTS AND SERVICES. AG (subject to its availability of resources and the allocation, in AG's discretion, of its development priorities) shall, upon reasonable request (including reasonable advance notice) from AOL, produce and deliver additional Content ("Broadband Content") tailored to broadband products and services (e.g., animation clips, audio, backgrounds (e.g., for AOL Member profiles, desktops or screensavers)) provided, however, that if such Content requires any additional technology, such technology is generally available on commercially reasonable prices and terms, or, in the case of technology of AOL, that such technology is made
                           available by AOL [            ]. If and to the extent
                           AG creates or distributes any Products based on Broadband Content, AG shall make the same available to AOL hereunder (subject to Section 2.7.1 and the lead in clauses (i) through (iii) of Section 2.2.1).


                  2.7.3. PARENTAL CONTROLS. AG shall cooperate with AOL to develop appropriate and effective "parental controls" for any AG Content that may not be suitable for children, if any. AG acknowledges that this is in addition to, and not in lieu of, AOL's Terms of Service (available online on the AOL Service at Keyword "TOS"), the terms of which shall still apply to all AG Content as and to the extent provided herein, including without limitation in Section 2 of Exhibit F.

                  2.7.4.   [











                                                           ]

         2.8.     PRICING AND TERMS. [









                                                                          ]
                  provided, however, that AG shall not be restricted from offering special or promotional pricing or from conducting marketing tests of pricing with respect to any Additional AG Channel (on a limited basis and to the extent such does not have a material detrimental impact on AOL); provided further, that AG shall not be restricted with respect to any marketing or distribution channel that is not an Additional AG Channel; and, provided further that AG shall not be deemed in violation of the foregoing to the extent that its offerings are limited by the capabilities and functionality of the AOL Network. Without limiting the foregoing, AG and AOL will meet at least
                  [        ] to review whether the pricing and terms and
                  conditions of the Greeting Products within the Customized Site are generally competitive compared with substantially similar Greeting Products sold by or on behalf of any other major greeting card provider offering a full line of Greeting Products through any other online or Interactive Site (including without limitation the mix of free products versus upsells); and provided further that AOL agrees that AG will not be deemed to have violated the provisions of this Agreement by offering lower prices than those available through the Customized Site in the following circumstances:
                  [





                                                                            ]

         2.9. EXCLUSIVE OFFERS & CONTENT/MEMBER BENEFITS. AG will promote through the Customized Site a program of special or promotional offers [


                                                                ] provided that
                  such promotions need not be identical or simultaneous to such other offers. In addition, AG shall promote through the Customized Site, [
                                          ] special offers which are exclusively
                  available to AOL Users (the "AOL Exclusive Offers"). The AOL Exclusive Offers made available by AG shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Specific AOL Exclusive Offers to be made available by AG shall from time to time include without limitation one or more of the AOL Exclusive Offers listed on Exhibit D-1.

                 AG will provide AOL with reasonable prior notice of AOL
                  Exclusive Offers so that AOL can market the availability of such AOL Exclusive Offers in the manner AOL deems appropriate in its editorial discretion. In addition to such Exclusive Offers, AG will also create certain items of Greetings Content exclusively for AOL Users (e.g., certain kids related content) (the "Exclusive Content"). The Exclusive Content shall include, at a minimum, that listed on Exhibit D-1.

         2.10. OPERATING STANDARDS. In the event AG fails to comply with any material term of this Agreement or any Exhibit attached hereto, which failure, by its nature and in the specific case has an immediate and material adverse effect on AOL [ ]
                  requires timely or immediate action by AOL [           ] any
                  of: [



                                                                             ]
                  then AOL will have the right (as the sole remedies available to AOL hereunder, other than Sections 8.6, 8.7, and any indemnification provisions hereof, (it being understood that "sole remedies" as used in this Section 2.10 shall mean the sole remedies for such immediate and material adverse effect itself, but not for any other breaches of this Agreement that may be caused as a direct or indirect consequence thereof nor by the underlying failure to so comply by AG, e.g., if and to the extent such failure results in another breach hereof, e.g., if it causes, in whole or in part, AG to fail to comply with Section 1 of Exhibit E, then any such separate breach shall still be deemed a breach, with its own remedies and repercussions as set forth herein)) to immediately, without notice to AG (provided AOL uses reasonable efforts to so notify AG and in any event so notifies AG immediately thereafter), decrease the promotion it provides to AG hereunder (but such decrease shall only be to the extent reasonably necessary to address such specific problem, to the extent feasible (e.g., by blocking certain Promotions in certain channels rather than blocking all Promotions, if and to the extent that is all that is necessary to prevent the problem), until such time as AG corrects its non-compliance. AOL shall promptly restore any such Promotions if and after AG corrects such problems. In such event, AOL will be relieved of that percentage of any promotional commitment made to AG by AOL hereunder equal to the total number of days AG's violation of clauses (i), (ii) or (iii) above divided by the total number of days in the originally scheduled Initial Term (without extensions or renewals) and any Hurdles & Thresholds set forth herein will each be reduced by the same percentage (but only to the extent applicable during the period of non-compliance). The Parties acknowledge and agree that AOL may take the immediate actions as set forth herein, but may not immediately terminate this Agreement as a result of such non-compliance by AG with the terms of this Section 2.10
                  unless after giving AG [         ] days notice and an
                  opportunity to cure during such [ ] day period, such breach is continuing (provided that AG has not demonstrated a pattern of such breaches, each under [ ] days, but in total having a material adverse impact).


         2.11. TRAFFIC FLOW. AG will take reasonable efforts to ensure that AOL traffic is either kept within the Customized Site or channeled back into the AOL Network (with the exception of Advertising, sponsorship or other Links sold and implemented as expressly permitted by this Agreement). The Parties will work together on implementing mutually acceptable links from the Customized Site back to the AOL Service or other applicable area of the AOL Network. In the event that AOL points to the Customized Site or any other AG Interactive Site or otherwise delivers traffic to such site hereunder, AG will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, is reasonably available (as mutually agreed) to the user.


         2.12. ROLLOUT. The Parties shall cooperate to implement a phased roll out (the "Rollout") of the Customized Sites and ramp up of certain of AG's obligations hereunder, in each case to the extent set forth in this Section 2.12, and of certain of AOL's Promotional obligations, in each case to the extent set forth in this Section 2.12. The first phase of the Rollout shall
                  begin on the Interim Date and end on [                ] (or
                  earlier, if and to the extent mutually agreed) ("Phase One"); the second and final phase of the Rollout shall begin after Phase One and end on [

                     ] (or earlier, if and to the extent mutually agreed), after which, the Rollout shall be complete ("Phase Two", with Phase One and Phase Two collectively being the "Ramp Up Period"). This Section 2.12 shall only apply during the Ramp Up Period, and thereafter shall in no way limit any obligations elsewhere herein. Notwithstanding anything to the contrary herein, including without limitation the requirements of Section 1 of Exhibit E, the following shall apply:


                  2.12.1. DURING PHASE ONE. (i) During Phase One (except as provided below in clause (iii) with respect to the AOL Service) AG shall be excused from any obligation hereunder it is then not meeting relating directly to the technical and operational ability of AG's Customized Site to withstand traffic levels from scheduled Promotions as set forth in Exhibit E); (ii) During Phase One AOL shall cooperate with AG to gradually ramp up Promotions hereunder (e.g., one brand at a time) (and AOL shall therefore be excused from any obligations to implement Promotions to the extent reasonably necessary to comply herewith, and AG shall be excused from any obligations (subject to clauses (iii), (iv) and (v) below) to have the Customized Site and all individual Brand Specific Customized Sites launched on the Effective Date or during Phase One to the extent reasonably necessary to comply herewith (it being understood and agreed that, so long as the requirement to have a Customized Site or Modified Customized Site is excused, so are necessarily all related obligations (e.g., without limitation, that such site have customized content, pick up windows, technology requirements, etc.))), to allow load testing (it being understood and agreed that, during the entire Ramp Up Period (including during Phase One), AOL shall reserve its rights under
                           Section 2.10 to act immediately for timely issues, but not any termination right as a result thereof pursuant to Section 2.10, until after the end of Phase One); (iii) During Phase One the Brand Specific Customized Site for the AOL Service will be launched and fully compliant with all terms of this Agreement applicable thereto by the Scheduled Transition Completion Date; (iv) During Phase One AG will launch all of the other Brand Specific Customized Sites, but such sites may be merely Modified Customized Sites (subject to clause (v) with respect to international sites) (it being understood and agreed that the obligation to have a Customized Site and all the related requirements thereof are excused provided that the obligations to have Modified Customized Sites and all related obligations thereof are met in accordance herewith); and (v) During Phase One AG will launch Content meeting the requirements of
                           Section 1 of Exhibit E for each Brand Specific Customized Site, including each international Brand Specific Customized Site in each Foreign Local Market, except that during Phase One the international Brand Specific Customized Sites need not be fully localized (i.e., Greeting Products and other Content therein shall be provided in the local language, but the Brand Specific Customized Site website itself may still be in English by the end of Phase One).


                  2.12.2. DURING THE ENTIRE RAMP UP PERIOD. (i) During Phase Two, AG shall convert each of the Modified Customized Sites to the compliant various Brand Specific Customized Sites; (ii) During the entire Ramp Up Period AOL shall not be required to link Promotions to any site that is not a Customized Site, but may link to a Modified Customized Site if the Parties mutually agree (in which case AOL shall share in the revenues to any site linked to in accordance with the terms hereof on the terms provided for a Modified Customized Site; and (iii) During the entire Ramp Up Period AG shall not be deemed in breach of this Agreement for AG's failure, with respect to individual international Brand Specific Customized Sites in any Foreign Local Markets, to meet the obligations of Section 1 of Exhibit E with respect thereto (and therefore AOL shall not be entitled to terminate the Agreement for a material breach of AG for such event); provided that AOL shall still be entitled, subject to Section (v) of Section 2.12.1 above, to terminate the exclusivity and/or the carriage in any such Foreign Local Market for such failure to meet such obligations (i.e., in such case, AOL may terminate the exclusivity or the agreement with respect to only those Foreign Local Markets which are not compliant with Section 1 of Exhibit E, but such may not be deemed a material breach of the entire Agreement by AG). By the end of Phase Two, AG will have launched each Brand Specific Customized Site and each shall be fully compliant with all requirements hereof, including being customized to the applicable audience to the extent required by Section 2.3.


3.       AOL EXCLUSIVITY OBLIGATIONS.

         3.1.     [





                                             ]

         3.2.     [


                                                                 ]


                  3.2.1.   [






                                   ]

                           [




                                                  ]

                                    [




                                             ]

                                    [




                                                       ]

                  3.2.2.   [




                                             ]

                  3.2.3.   [




                                                  ]

                  3.2.4.   [




                                                  ]

                  3.2.5.   [




                                     ]


                  3.2.6.   [



                                                                ]


                  3.2.7.   [                                            ]


                  3.2.8.   [
















































                                                                       ]

                  3.2.9.   [






                                               ]

                  3.2.10.  [












                                                         ]

         3.3.     [                ]


                  3.3.1.   [





                                                                        ]

                  3.3.2.   [



                                                      ]
4.       PAYMENTS.

         4.1. MINIMUM GUARANTEED CASH CONSIDERATION TO AOL. AG will pay AOL a guaranteed cash payment of One Hundred Million Dollars (US $100,000,000.00), payable as follows:


                  4.1.1.   [





                                                                       ]


                  4.1.2.   [
                                     ]


                  4.1.3.   [
                                ]

                  4.1.4.   [
                                 ]


                  4.1.5.   [
                                  ]


         4.2.     ADDITIONAL FINANCIAL SECURITY. [



















                               ]

         4.3. IN-KIND PROGRAMMING AND PROMOTION. AG shall provide AOL with the in-kind promotional commitments specified on Exhibit C-1 attached hereto (the "In-Kind Promotions"). AG shall be responsible for operation and supervision of such promotions, and for compliance with all applicable laws, rules and regulations related to any such promotions. All In-Kind Promotions shall be delivered in accordance with the terms of such Exhibit C-1, including without limitation, subject to the makegood provisions and remedies therein.


         4.4. SHARING OF TRANSACTION REVENUES. With respect to each quarter, AG will pay AOL an amount equal to the Applicable Percentage of all Transaction Revenues in such quarter. Such amount shall be due and payable for each quarter within [ ] days after the end of such quarter. The "Applicable Percentage" for any
                  Transaction Revenues shall be [   ]%, except that the
                  Applicable Percentage shall be [   ]% with respect to any
                  Transaction Revenue that is in excess of the

                  Threshold Amount of Transaction Revenue applicable to the Contract Period in which such quarter occurs. Notwithstanding the foregoing, after the applicable Threshold Amounts has been achieved, the Applicable Percentage with respect to Transaction Revenues generated directly for the sale of (a)
                  physical (offline) paper greeting cards shall only be [   ]%
                  and (b) plain paper or any other physical products which are
                  listed on Exhibit D shall only be [   ]%. Failure to hit any
                  Threshold Amount is not a breach hereof, but merely affects the Applicable Percentage; if the Transaction Revenues in any period do not exceed the Threshold Amount, then the amount of the shortfall shall be added to the following period's Threshold Amount (such that, if in calendar year 2001, only $[ ] million in Transaction Revenues are generated, then for calendar year 2002, the Threshold Amount shall be $[ ] million (rather than $[ ] million). The Contract Periods and the Threshold Amounts for each Contract Period during the Initial Term of this Agreement shall be as follows (in each case, the actual and reasonable expenses incurred by AG during such period directly for the actual hosting and hardware costs directly related to the Customized Site (but not any Standard
                  Site) shall be added to the Threshold Amounts listed below):

[









                                                       ]

         4.5. ADVERTISING ON THE CUSTOMIZED SITE. All Advertising on the Customized Site shall be governed by the Advertising Inventory Agreement Annex.


         4.6. LATE PAYMENTS; WIRED PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time. All payments to AOL required hereunder will be paid in immediately available, non-refundable U.S. funds wired
                  to the "America Online" account, Account Number [         ] at
                  The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021).


         4.7. AUDITING RIGHTS. Each party will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement (i.e., with respect to AG auditing AOL, only to the extent required for collection of Customized Site Advertising Payments hereunder by AOL and for which AG is sharing in such revenues; and with respect to AOL auditing AG, only to the extent required for collection of Site Revenues. For the sole purpose of ensuring compliance with this Agreement, each party (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of the other which are relevant to such other's performance pursuant to this Agreement. Any such audit may be conducted
                  after [           ] business days prior written notice to the
                  party being audited. The party requesting the audit shall bear the expense of any audit conducted pursuant to this Section
                  4.7 unless such audit shows an error in such party's favor
                  amounting to a deficiency in excess of [   ] percent ([ ]%) of
                  the actual amounts paid and/or payable hereunder, in which event the other party shall bear the reasonable expenses of the audit. The parties shall pay the amount of any deficiency
                  discovered by an audit within [           ] days after receipt
                  of notice thereof.


         4.8. TAXES. Each party will collect and pay and indemnify and hold the other harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on the other's net income and arising out of that party's activities hereunder, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.


         4.9.     REPORTS.


                  4.9.1. SALES REPORTS. AG will, subject to applicable legal and privacy restrictions, provide AOL with monthly reports (but shall have [ ] days to cure non-delivery), providing information necessary to AOL to optimize the marketing plan and the Promotions, and information reasonably required for measuring revenue activity to calculate any revenue sharing, including, for each Brand Specific Customized Site, summary sales information and e-mail address, data used for calculating Transaction Revenues and Site Revenues, and other mutually agreed information (the "Sales Reports"). AOL will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement (and provided that AOL acknowledges that such reports may contain Confidential Information as defined herein).


                  4.9.2.   USAGE REPORTS. AOL shall provide AG (but shall have
                           [ ] days to cure non-delivery) with reasonable usage information related to the Promotions (e.g., a schedule of the Impressions delivered by AOL at such time) which is similar in substance and form to the reports provided by AOL to other interactive marketing partners similar to AG; AOL shall use commercially reasonable efforts to include in such reports other data mutually agreed as relevant, as reasonably requested by AG, to the extent feasible. AG acknowledges that such information may be Confidential Information as defined herein.


                  4.9.3. CUSTOMIZED SITE ADVERTISING SALES REPORTS. AOL shall provide AG (but shall have [ ] days to cure non-delivery) with reasonable information with respect to sales of Advertisements by AOL in the Customized Site pursuant to the Advertising Agreement Annex (e.g., Impressions, dollar amounts, advertising entity) which is similar in substance and form to any similar reports provided by AOL to other interactive marketing partners similar to AG; AOL shall use commercially reasonable efforts to include in such reports other data mutually agreed as relevant, as reasonably requested by AG, to the extent feasible. AOL shall deliver such reports at least quarterly, but shall use commercially reasonable efforts to deliver such reports monthly within [ ] business days after the end of the applicable month. If and to the extent AG is permitted to sell any Advertisements in the Customized Site, AG shall so provide similar reports to AOL. Each Party acknowledges that certain information within such reports may be Confidential Information as defined herein.


                  4.9.4. FRAUDULENT TRANSACTIONS. To the extent permitted by applicable laws, AG will provide AOL with a prompt report of any fraudulent order, including the date, screenname or email address and amount associated with such order, promptly following obtaining knowledge that the order is, in fact, fraudulent.


5.       INTEGRATION OF AOL COMPONENT PRODUCTS.


         5.1. AG INTEGRATION. To the extent AG determines, in its discretion (except as provided in Section 5.3 below), to offer any third party Component Product on the Customized Site or any Standard Site (on a case by case basis for each Standard Site) (except for any Third Party Customized Site), AG shall offer exclusively (except as otherwise provided below) an AOL version of such Component Product, so long as AOL is willing, at its option, to license such Component Product to AG for use on the Customized Site or Standard Site in question at no cost to AG (e.g., if AG decides to introduce instant messaging on the Customized Site, AG shall introduce either the ICQ Service or AOL's Instant Messenger brand product, if AOL is willing to license such products without charge to AG). AG shall be permitted reasonable time to implement any Component Product required hereunder, which time may be dependent on, among other things, the Ramp Up Period for the Customized Site. Any AOL Component Products offered by AG on the Customized Site or any Standard Site described in this Section 5.1 shall be prominently co-branded with the appropriate AOL brand and AG's brand, if and to the extent feasible, subject as to AOL's branding to AOL's generally applicable branding requirements for such product, and shall contain a link to an AOL Interactive Site where the user can learn more about the AOL Component Product and/or AOL. AOL may, with respect to Component Products on any Standard Site, if and as mutually determined by the Parties, permit AG to privately label such Component Product.


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




         5.2. SPECIFIC INTEGRATION REQUIREMENTS. At AOL's option, AG shall include on the Customized Site links to the appropriate areas of the AOL Network (as mutually agreed) containing the following Component Products, and shall include the following Component Products on the Standard Site, in each case on an exclusive basis (i.e., shall only include an AOL version of such Component Products), except to the extent otherwise expressly set forth below): (i) AOL Calendar, (ii) YGP (exclusively on the Customized Site and with equal or greater prominence to all similar products on any Standard Site),
                  (iii) e-mail (if and to the extent AOL can deliver a product within six months of the Interim Date) and (iv) the ICQ Service instant messaging product or AOL Instant Messenger (exclusively on the Customized Site and, on the Standard Site,
                  exclusively for [          ] months from and after the Interim
                  Date and thereafter on all Standard Sites with equal or greater prominence to all similar products on any such Standard Site) (in each case including any successor versions or products). AG shall be entitled to all Advertising revenues arising as a direct result of the inclusion of AOL Calendar or e-mail on AG's Standard Site. Any AOL Component Products offered by AG or any Standard Site described in this Section
                  5.2 (i.e. AOL Calendar, YGP, e-mail or instant messaging) shall be prominently co-branded with the appropriate AOL brand, and AG's brand, if and to the extent AOL co-brands such product with any third party, subject to AOL's generally applicable branding requirements for such product, and shall contain a link to an AOL Interactive Site where the user can learn more about the AOL Component Product and/or AOL. AOL may, with respect to Component Products on any Standard Site, if and as mutually determined by the Parties, permit AG to privately label such Component Product.


         5.3. INTEGRATION EXCEPTIONS. Notwithstanding anything to the contrary herein (other than Section clause (ii) of 5.2, which is not subject to clauses (i) and (ii) of this Section 5.3,
                  but only for the first [        ] months of the Initial Term
                  hereof), AG shall not be required to offer any AOL Component Products (i) on any Third Party Customized Site; (ii) that is not, in AG's reasonable determination, clearly supported by reasonable objective market criteria, and such determination is agreed with by AOL (such consent not to be unreasonably withheld) generally competitive in all the following areas:
                  (a) end-user pricing, (b) functionality, (c) quality, (d) customer service and fulfillment available from AOL; and (e) ease of use; (iii) would require AG to expend more than a commercially reasonable amount in order to implement technologically; (iv) is not made available pursuant to a license granting AG and its customers all necessary legal rights on commercially reasonable terms and conditions
                  [                                                     ]; (v)
                  with respect to the Standard Site (but not the Customized
                  Site) in any case or circumstance where AG is already using a Component Product pursuant to an existing agreement with a third party or is already using a Component Product listed in
                  Section 5.2 developed by or on behalf of AG as of the Interim Date; provided AG hereby represents and warrants to AOL that, to the best of its Knowledge, there are currently (as of the Interim Date) no such pre-existing Component Product obligations relating to the specific Component Products expressly described in Section 5.2 only except as follows:
                  [                                                           ];
                  or (vi) as to which AOL fails to meet its obligations pursuant to Section 5.4.


         5.4. AOL RESPONSIBILITY TO CUSTOMIZE. With respect to the Standard Site (but not the Customized Site) AOL agrees to customize any and all Component Products to AG's reasonable specifications subject to AOL's consent, not to be unreasonably withheld; provided that AOL shall have a reasonable period of time to implement such customization according to a mutually agreed timeline, taking into consideration the nature and extent of
                  such customization (but in no event less than [       ]). Such
                  customization may include, by way of example, a greetings tab on YGP and top line integration into calendar.

         5.5. CONTINUED USE. To the extent AG is then currently using any AOL Component Product pursuant to the terms hereof at the time of expiration or termination of the Term (subject to Section 8.9), then AG may continue to use such AOL Component Product
                  to the extent consistent with the terms hereof for [        ]
                  after the end of the Term.

6. PARTNER MARKETING. AG shall use best efforts to negotiate in good faith with AOL to enter into a separate acquisition marketing agreement (but will not be in breach hereof if, despite such efforts to



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



negotiate, no agreement can be reached), within a reasonable time after the Interim Date, in form and substance substantially similar to that generally used by AOL for similar activities.


7. ENTERPRISE / E-COMMERCE SOLUTIONS. AOL and AG will explore the potential of AOL supplying back-end commerce solutions through the Sun-Netscape Alliance. Any such supply shall be subject to mutual agreement.


8.       TERM; RENEWAL; TERMINATION.


         8.1. TERM. Unless earlier terminated or extended as set forth herein, the initial term of this Agreement (the "Initial Term") will commence on the Effective Date and will continue until December 31, 2004 and thereafter, if and to the extent applicable, until the conclusion of any applicable Extension Weeks as provided in Section 1.1.4. (the "Extension Period").


         8.2. RENEWAL. Upon the conclusion of the Initial Term or any applicable Extension Period, AOL will have the right to renew the Agreement for successive one-year renewal terms (each a "Renewal Term" and together with the Initial Term, the "Term"). A Non-Exclusive Renewal Term (as defined in Section
                  8.3 below) shall automatically commence following the expiration of the Initial Term (or prior Renewal Term, as the case may be), unless AOL shall have given notice of
                  non-renewal at least[                         ] days prior to
                  the end of the then current term, or notice of AOL's desire to start an Exclusive Renewal Term (as defined in Section 8.3 below) rather than a Non-Exclusive Renewal Term, at any time prior to the end of the then current term. AOL shall be able to terminate any Exclusive Renewal Term at any time by giving [ ] days notice to AG, or to change an Exclusive Renewal Term to a Non-Exclusive Renewal Term at any time by giving [ ] days notice to AG. If AOL meets the Final Advertising Hurdle Amount for the Final Advertising Hurdle Dates (in each case as defined in the Advertising Inventory Annex Agreement), subject to all terms applicable thereto, e.g., any reductions or extensions in timing of the obligations to achieve such Final Advertising Hurdle Amount for the Final Advertising Hurdle Dates to the extent expressly set forth herein, then AOL shall retain the right to continue to act as the exclusive sales agent for Advertisements within the Customized Site for the first Renewal Term (but expressly not any subsequent Renewal Terms unless otherwise mutually agreed) as set forth in the Advertising Inventory Annex Agreement for the Initial Term.

         8.3. TERMS AND CONDITIONS DURING RENEWAL TERM; TYPES OF RENEWALS. AOL may designate any Renewal Term as exclusive (an "Exclusive Renewal Term") or non-exclusive (including any Renewal Term not expressly designated as an Exclusive Renewal Term, a "Non-Exclusive Renewal Term"). Any payments required by a Party during any Renewal Term (e.g., revenue sharing) shall be due and payable to the other Party quarterly, within [ ] days after the end of each applicable quarter.

                  8.3.1. EXCLUSIVE RENEWAL TERMS. During any Renewal Term expressly designated as an Exclusive Renewal Term by AOL, (i) AOL shall continue to fulfill its obligations with respect to Section 3 hereof; (ii) AOL shall continue to provide integrated carriage in e-mail to AG in similar scope and nature to any such carriage as it existed immediately prior to the end of the immediately preceding term or as otherwise mutually agreed; (iii) AG will not be required to pay any guaranteed, fixed payment (i.e., as described in
                           Section 4.1) nor perform the In-Kind Promotions referred to in Section 4.2 and Exhibit C-1; (iv) AOL
                           will be entitled to [   ] percent([ ]%) and AG [   ]
                           percent ([ ]%) of all Customized Site Advertising Payments; and (v) all other terms and conditions hereof shall continue in full force and effect except as otherwise expressly stated herein.

                  8.3.2 NON-EXCLUSIVE RENEWAL TERMS. During any Renewal Term designated as a Non-Exclusive Renewal Term by AOL (or not expressly designated as an Exclusive Renewal
                           Term) (i) AG will not be required to pay any guaranteed, fixed payment (i.e., as described in Section 4.1) or perform the cross-promotional obligations specified or referred to in Exhibit C or the In-Kind promotions referred to in Section 4.3 and Exhibit C-1; (ii) AG will determine, in its discretion (subject to the last sentence of Section
                           8.2 above), whether or not AOL shall be appointed as AG's exclusive Advertising sales agent on the Customized Site and (iii) AG



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




                           shall pay AOL [ ] percent ([ ] %) of Site Revenues (or[ ]% or [ ]% as provided in clauses (a) and (b) of
                           Section 4.3), regardless of any Hurdles & Thresholds set forth herein (except that if at the end of the Initial Term, the final Threshold Amount has not been met, then the percentage payable shall remain at [ ]% for [ ] days, and then shall become [ ]% (or [ ]% or [ ]% as provided above) immediately thereafter); (iv) AOL will be entitled to [ ] percent ([ ]%) and AG
                           [     ] percent ([ ]%) of all Customized Site
                           Advertising Payments; (v) AG will maintain a Modified Renewal Customized Site and comply with all the requirements thereof; (vi) AOL shall not be required to comply with the provisions of Section 3 (e.g., exclusivity); (vii) AOL shall have no placement or promotion obligations; (viii) AG shall comply with the Product Line Four Corners Requirement and (ix) the terms and conditions of Sections 4.6 through 4.9, 9 and 10 hereof (including the terms and conditions incorporated therein (i.e., Exhibits F and G)) shall continue in full force and effect except as otherwise expressly stated herein.


         8.4. CONTINUED LINKS. Upon expiration of the Term, AOL may, at its discretion (subject to the obligations to redirect for six months as set forth below), continue to promote one or more "pointers" or links from the AOL Network to an AG Interactive Site and, continue to use AG's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link"). So long as AOL maintains a Continued Link,
                  (a) the provisions of a Non-Exclusive Renewal Term shall apply, except only that clause (viii) of Section 8.3.2 shall no longer apply, and (b) Sections 4.6 through 4.9 along with the terms of Exhibits F and G hereto shall continue to apply with respect to the Continued Link and any transactions
                  arising therefrom. For a period of at least [       ] months
                  after any termination of this Agreement (including any renewals or extensions hereof), AOL shall be required to redirect traffic from such co-branded URLs to an AG designated URL and maintain a Continued Link, and AG shall be required to maintain the Modified Renewal Customized Site at such location; provided that AOL shall not be required to redirect to any site that is not a Customized Site, Modified Customized Site or Modified Renewal Customized Site meeting all the requirements thereof (e.g., without limitation, if the location to which AG requests redirection to promotes any Interactive Service in violation of Section 1.2, then AOL shall not be required to link thereto)). Thereafter, AOL may choose to maintain such a Continued Link, but shall not be required to.


         8.5. CERTAIN STANDARD SITE LINKS. In the case of any link from the AOL Network to a Customized Site or a Modified Renewal Customized Site during a Renewal Term or a Continued Link, in accordance with the applicable terms hereof, in the event that AOL reasonably determines that the Customized Site or Modified Renewal Customized Site is not being maintained in compliance with the applicable requirements hereof AOL may, in addition to any other applicable rights or remedies hereunder, link instead (i.e. upon terminating any link to the Customized Site or Modified Renewal Customized Site) to AG's primary Standard Site. In such event the calculation of AOL's applicable revenue shares shall be made as if such Standard Site were the Customized Site, and using the definition of "AOL Standard Site Purchaser" as the definition of "AOL Purchaser" in place thereof, and, in the case of Customized Site Advertising Payments to the extent of the following fraction of advertising revenues of such Standard Site: (a) Impressions on such Standard Site attributable to AOL Users, divided by (b) total Impressions on such Standard Site.


         8.6. TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured and continuing after
                  [         ] days written notice thereof to the other Party (or
                  such shorter or equal period, in each case without duplication hereof, as may be specified elsewhere in this Agreement (e.g., if a[ ] day cure period is expressly provided elsewhere in this Agreement, such cure period is not in addition to this[ ] day period)); provided that AOL will not be required to provide notice to AG in connection with AG's failure to make any payment to AOL required hereunder, and the cure period
                  with respect to any scheduled payment will be [          ]
                  days from the date for such payment provided for herein. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action (other than the giving of a notice with respect to a breach) to be completed within an express period



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



                  shorter than [ ] days, either Party may terminate this Agreement if the breach remains uncured and continuing after written notice thereof to the other Party.


         8.7. TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or
                  involuntary) which is not dismissed within [           ]
                  calendar days or (iv) makes an assignment for the benefit of creditors.


         8.8. TERMINATION FOR NON-COMPETITIVE PRODUCT. In the event that AG (due to AG's act or omission, and not due to the act or omission of AOL or any AOL Affiliate) fails to comply with the requirements of Section 1 of Exhibit E (overall; or with respect to the U.S. market; or with respect to any Foreign Local Market; or on any one Brand Specific Customized Site (e.g., if the ICQ Service Brand Specific Customized Site [



                                                                              ]
                  fails to comply with the requirements of Section 1 of Exhibit
                  E), then AOL may deliver to AG a notice specifying the nature of such failure (a "Non-Competitive Status Notice"), and AG shall have [ ] days after the Non-Competitive Status Notice to cure such non-compliance. If AG fails to so comply, then AOL will have the right, at its option, immediately upon written notice from AOL (a "Termination Notice") (i) to terminate its obligations under this Agreement only with respect to the specific brand or Foreign Local Market in which AG is then continuing to fail to meet the requirements of Section 1 of Exhibit E, or, if AG is then continuing to fail to meet the requirements of Section 1 of Exhibit E overall, then with respect to the entire Agreement (in which case subject to the elimination of any applicable remaining payment obligations by AG and subject to the survival obligations herein), (ii) to terminate the application of Section 3 hereof (AOL Exclusivity Obligations) terminating the exclusivity for the remainder of the then current Term only with respect to the specific brand or Foreign Local Market in which AG is then continuing to fail to meet the requirements of Section 1 of Exhibit E.


         8.9. TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of AG resulting in control of AG by an Interactive Service, AOL may terminate this Agreement by providing [ ] days prior written notice of such intent to terminate. In the event of any such termination, AOL may, at its option, by [ ] days advance written notice to AG, elect to require AG to maintain, for a period of no more than two years (the "Transition Period"), a Modified Renewal Customized Site, subject to the following different requirements: the Modified Renewal Customized Site shall be branded as AOL determines in its reasonable discretion and shall not include any branding of AG (other than "ingredient branding" of AG (e.g. "powered by americangreetings.com" with appropriate logo reference), and shall not contain any branding whatsoever of the Interactive Service that acquired or otherwise controls AG (the "New Parent"). Any links that AOL maintains to such a Modified Renewal Customized Site shall be deemed "Continued Links" subject to the requirements of Section 8.4 and 8.5 (including applicable revenue sharing for AOL, or the right to point to the primary Standard Site if AG fails to comply herewith as a non-exclusive remedy). In such event, (but only if AOL was then acting as exclusive Advertising sales agent) AOL shall act as exclusive sales agent for all advertising inventory on such Modified Renewal Customized Site and shall
                  share in revenues therefrom [      ]% (with [  ]% going to
                  AOL), notwithstanding anything to the contrary herein. Upon any such termination, any restrictions on use by AG of AOL User or AOL Member data (but only to the extent otherwise expressly set forth herein) applicable after the Term shall be applicable for two years after the end of such Transition
                  Period (e.g., if otherwise applicable for [     ] after the
                  Term hereof, shall be applicable for such full [      ] period
                  after the Transition Period in this Section 8.9 expires), and the New Parent shall be treated as a third party and not an affiliate of AG for purposes of use of data or sharing of Confidential Information hereunder.

         8.10.    PRO RATA REFUND. [





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














































































         8.11. [
                                 ]
















                                                        ]

         8.12. PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any statement intended for general public distribution (other than advertising or similar statements which qualify as "Promotional Materials" pursuant to Exhibit G, Section 1 and which are governed thereby) ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will
                  provide at least [        ] business days prior written notice
                  of such disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement.


9.       MANAGEMENT COMMITTEE/ARBITRATION.

         9.1. MANAGEMENT COMMITTEE. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management Committee for resolution. For ten (10) business days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive at at least the Senior Vice President (or equivalent) level from each of the Parties for the purpose of resolving Disputes under this Section 9 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 9 and then, only in compliance with the procedures set forth in this Section 9.


         9.2. ARBITRATION. Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in Section 9.1), any Dispute not resolved by amicable resolution as set forth in Section
                  9.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.


         9.3. SELECTION OF ARBITRATORS. The arbitration panel will consist of three arbitrators. Each Party will name an arbitrator within ten (10) business days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) business days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs.


         9.4. GOVERNING LAW. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.


         9.5. ARBITRATION AWARDS. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.


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




                  9.6. FEES. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.


         9.7. NON ARBITRATABLE DISPUTES. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section 9 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.


10.      STANDARD AND MISCELLANEOUS TERMS.


         10.1. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit F and Standard Legal Terms & Conditions set forth on Exhibit G are each hereby made a part of this Agreement.


         10.2. SUBCONTRACTING. AOL agrees that AG may subcontract or delegate the performance of any or all of its duties and obligations hereunder to any Affiliate of AG, subject to AOL's approval, which shall not be unreasonably withheld and which shall not be required for subcontracting to AGCM, Inc. or to American Greetings Corporation, provided that in the event of any such subcontracting or delegation, AG shall remain liable hereunder.


         10.3.    TREATMENT OF EXISTING AGREEMENT.


                  10.3.1. When fully executed and binding on all Parties hereto, (a) this Agreement shall supercede and replace (i) that certain Interactive Marketing Agreement, dated as of September 1, 1997, by and between AOL and American Greetings Corporation (the "Prior Agreement"), and (ii) that certain Advertising Insertion Order Agreement, dated as of May 4, 1999, by and between AOL and American Greetings Corporation (the "Prior Insertion Order"); and (b) the Prior Agreement and the Prior Insertion Order shall immediately terminate (provided that any accrued but unpaid payment obligations thereunder (including without limitation the unrecognized portions of any subscription revenues, but calculated in accordance with this Section 10.3) as of the date of termination shall remain due and payable, and all payments made by American Greetings Corporation thereunder shall not be refunded by AOL, but the Credit Balance shall be applied hereto to the extent provided in Section
                           4.1.1 hereof).

                  10.3.2. AG and AOL agree that they each, themselves and on behalf of all their Affiliates, forever waive any claim for breach of the Prior Agreement directly resulting from any of the following activities to the extent occurring prior to the Effective Date hereof:

                           i.       [







                                                                         ]

                           ii.      [





                                                                          ]

                                    [



                           iii.





                           iv.







                           v.










                                                                           ]

                  10.3.3.  Notwithstanding Section 14.6 of the Prior Agreement,
                           Section 5.3(d) of the Prior Agreement is superseded by Section 1.1.6.1 hereof.

                  10.3.4. Notwithstanding Section 14.6 of the Prior Agreement, Sections 4.8, 9.1, 10.1 through 10.4 and 14.5 of the Prior Agreement, respectively, are hereby amended with respect to actions or events under the Prior Agreement and superseded by the corresponding applicable provision of this Agreement (e.g., Section 4.8, Section 8 of Exhibit G, Sections 11 through 13 of Exhibit G and Section 20 of Exhibit G of this Agreement, respectively).

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


AMERICA ONLINE, INC.                            AMERICANGREETINGS.COM, INC.


By: /s/ David Colburn                           By: /s/ Josef Mandelbaum
    -------------------------------                 ---------------------------
Name:  David Colburn                            Name:
Title: Senior Vice President, Business Affairs  Title:



                                                AG.COM, INC.


                                                By: /s/ Josef Mandelbaum
                                                    ---------------------------
                                                Name:
                                                Title:





The undersigned is executing this Agreement solely for purposes of Section 10.3 hereof and expressly subject to the provisions of the first sentence of Section
4.2 hereof:

AMERICAN GREETINGS CORPORATION


By: /s/ John Klipfell
    -------------------------------
Name
Title:

                                    EXHIBIT A

                              PLACEMENT/PROMOTION(1)
                              ----------------------

[




































                                                                 ]

[













                                                                      ]
                                      A-2

[














































                                                                           ]
                                      A-3

[

























                                                                 ]
                                      A-4

[





















































                                                                 ]

[
























                                                                 ]
[













                                                                 ]
[





                                                                 ]
[






                                                                 ]
[




                                                                 ]
[



                                                                 ]
                                      A-6

[














                                                                      ]

                                   EXHIBIT A-1
                          "MISSION CRITICAL" PROMOTIONS
                          -----------------------------


[










































                                                            ]

[






















































                                                            ]

[











































                                                                 ]

[












































                                                            ]
                                      A-11

                                    EXHIBIT B
                                   DEFINITIONS
                                   -----------

The following definitions will apply to this Agreement:

ADDITIONAL AG CHANNEL. Any other online distribution channel (e.g., an Interactive Service other than AOL) through which AG makes available an offering comparable in nature to the Customized Site; but expressly excluding any licensing to a software developer or marketer for inclusion in retail or OEM software.

ADVERTISEMENTS. Any advertisements, links, pointers, sponsorships, buttons, banners, navigation, or any other placements or promotions or similar services or rights ("Links") to the extent generally recognized and used as a medium for advertisements (including without limitation "affiliate programs" or referral sales, i.e., promotions and links to promote sales of Products related to a promoted or purchased AG Product, whether for a fixed placement fee or a bounty based on sales), but excluding [




                                                       ]

ADVERTISING INVENTORY AGREEMENT ANNEX. The Advertising Inventory Agreement Annex attached hereto as Annex 2 (and incorporated herein and made a part hereof).

ADVERTISING SALES COMMISSION. The [ ]% commission payable to AOL for the sale of any Advertisements pursuant to the terms hereof.

AFFILIATE or AFFILIATE. As to any entity, another entity that is controlled by, controlling or under common control with such first entity, where control means the ownership of [ ]% or more of the voting equity interest in such entity.

AG COMPETITORS. [







                                                                           ]

AIM SERVICE. AOL's "Instant Messenger(TM)" branded service, to the extent within the Exclusive AOL Properties ("IM"), or the "AOL Instant Messenger(TM)" or "AIM" branded service to the extent within the AOL Service or the CompuServe Service ("AIM"), in each case that enables end-users of such service to exchange, in real-time, private, personalized messages with, and to monitor the online status of, other end-users of such service and AOL Members.

AOL INTERACTIVE SITE. Any Interactive Site which is managed, maintained, owned or controlled by AOL or its agents.

AOL INTERNATIONAL. The standard, narrow-band versions of AOL or AOL Affiliate branded services primarily aimed at users outside of the United States, launched and commercially available as of the Effective Date hereof, and offered under the following brand names and targeted to the corresponding Foreign Local
Markets: AOL UK, AOL France, AOL Germany, AOL Canada, AOL Japan, AOL Australia, CSI UK, CSI Germany, CSI France, CSI Netherlands, and CSI Canada, but in each case, specifically excluding (a), [


                                                  ]

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL MEMBER. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL NETWORK. (i) The AOL Service, (ii) AOL.com, (iii) the CompuServe Service and CompuServe.com, (iv) Digital City, (v) Netcenter, (vi) the ICQ Service, (vii) ICQ.com, (viii) AOL International, (ix) [






                ] It is understood and agreed that, except as provided herein, the rights of AG relate only to the specific areas within the AOL Network as expressly set forth herein and not generally to the AOL Network.

[






























                              ]

AOL PURCHASER. Any person or entity [





        ] or [   ] who prior to the Effective Date hereof, entered the
"Online Social Expression Store" under the Prior Agreement and generated revenues therein (to the extent the identity of such person or entity is traceable though AG's commercially reasonably efforts) (regardless of whether such person or entity provided an e-mail address which included a domain other than an "AOL.com" domain).

[











                                        ]

AOL SERVICE. The primary, narrow-band U.S. version of the America Online(R) brand service as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the America Online(R) brand service as of the Effective Date and any replacement successor primary, narrow-band U.S. version of the America Online(R) brand service), specifically excluding [


                                                       ]

[



                                             ]

AOL STANDARD SERVICE EXCEPTIONS. [









































                         ]

AOL STANDARD SITE PURCHASER. (i) Any person or entity who enters the Customized Site, a Modified Customized Site, a Modified Renewal Customized Site or the Standard Site, or any other AG Site (but not any Third Party Customized Site) (an "AG Site") from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to an AG Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through an AG Site, provides an AOL.com domain name or a Compuserve.com domain name (or any other AOL affiliate's domain name) as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser or AOL Standard Site Purchaser will be or remain an AOL Standard Site Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

AOL USER. Any person or entity who uses the AOL Service, AOL.com, CompuServe, Digital City, Netcenter, or the AOL Network, only to the extent of the person's use of these properties as an Interactive Site or Interactive Service. A person or entity shall not be considered an "AOL User" as a result of or in connection with their use of these properties other than as an end-user thereof. For example, use of the AOL Service to carry advertising shall not result in the advertiser being considered an AOL User.

AOL.com. AOL's primary, narrow-band Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand as it exists at any timE during the Term hereof (i.e., the current primary, narrow-band U.S. version of the AOL.com brand Interactive Site as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereof), specifically excluding [

                                                                           ]
                                      B-3

                                             ]

AOL WHITE PAGES. AOL's own branded (or co-branded) online, interactive directory generally available to the public containing national listings of names, addresses, telephone numbers and e-mail addresses for individuals, organized and searchable by name, address, telephone number or e-mail address as it exists on the Interim Date as supplied pursuant to the Current White Pages Agreements, to the extent within the AOL Exclusive Properties (without inclusion of clause (c) of the AOL Standard Service Exceptions definition); but expressly excluding: [














                                        ]

[








                                        ]

[                                                                             ]

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors. Neither the IPO, nor any transaction directly related thereto (and within approximately the same timeframe thereof), shall constitute a Change of Control of AG for purposes of this Agreement.

COMPONENT PRODUCTS. Any of the following products or services: (i) Communications or community tools, products or services (e.g., instant messaging, chat, voice-activated chat, voice message, IP telephony, e-mail, message boards) (but specifically excluding a reminder service), (ii) search engines, navigation services, or directories/listings (e.g., web search, white pages, yellow pages), (iii) personalization services (e.g., homesteading/personal web publishing, calendar functions, "You've Got Pictures" or other similar photographic services), (iv) shopping guides, decision guides, "robots", or other similar shopping or decision aids, or (v) commerce/content aggregation.

CompuServe.com. CompuServe's primary, narrow-band Internet-based interactive site located at "www.compuserve.com" and marketed under the "CompuServe.com(TM)" brand as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the CompuServe.com brand Interactive Site as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereof), specifically excluding [




                                             ]

CompuServe SERVICE. The primary, narrow-band U.S. version of the CompuServe brand service as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the CompuServe brand service as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereto), specifically excluding [
                                                                 ]

[





                         ]

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and AG customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

COOPERATIVE ADVERTISING CATEGORIES. The following categories: [



                    ]

COST OF PREMIUMS. The actual and reasonable cost to AG of promotional and premium items approved by AOL (such approval not to be unreasonably withheld) that are provided to an AOL Purchaser in conjunction with the purchase of Products. Premiums may include, without limitation and solely by way of example, umbrellas, t-shirts and tote bags.

CREDIT BALANCE. The credit balance AG has from funds actually paid by AG to AOL under the Prior Agreement (as defined in Section 10.3), but not yet accrued under the Prior Agreement as of the Effective Date hereof, in an amount of[
                                        ]

CREDIT CARD COMPANIES. Credit card companies and credit card processing companies (e.g., Master Card and Visa) and others performing a substantially similar online payment facilitation service (i.e., "e-money") (it being understood and agreed that any use thereof must still comply with all the terms hereof (including without limitation regarding AOL Component Products, such that an AOL wallet or AOL QuickCheckout should be used rather than a competitively branded one)).

CURRENT WHITE PAGES AGREEMENTS. The current pre-existing agreements (as of the Interim Date) between AOL and any third party partner providers of the functionality and databases for the AOL White Pages, excluding any renewals or amendments thereto, the term of which such agreements are as separately disclosed to AG confidentially in writing.

CUSTOMIZED SITE. The specific customized area(s) or web site(s) to be promoted and distributed by AOL hereunder through which AG can market and complete transactions regarding its Products, as more further described in Section 2.

CUSTOMIZED SITE ADVERTISING PAYMENTS. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) (but with respect to Referral Sales only, expressly only including only one half of any amounts actually received by AG (e.g., commissions) pursuant thereto (the "AG Referral Sales Revenues")) by AG, AOL or either Party's agents, arising from the license or sale of Advertisements that appear within any pages of the Customized Site (but excluding the same on any screens or forms preceding, framing or otherwise directly associated with the Customized Site, which are owned exclusively by AOL), including all applicable Advertising Sales Commissions; provided that, [







                                        ]

                                   ]

Digital City or DCI. The primary, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the Digital City brand service as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereto), specifically excluding [








                                                            ]

EXCLUSIVE AOL PROPERTIES. The AOL Service, AOL.com, Digital City, the CompuServe Service, CompuServe.com, the ICQ Service, ICQ.com, Netcenter, and (for two (2) years from and after the Interim Date) AOL International.

EXCLUSIVE AOL TOOLS. AOL's e-mail, calendar and instant messaging products, LOVE@AOL, and "AOL Hometown", and the AOL White Pages (provided that solely with respect to AOL White Pages, Exclusive AOL Tools shall include AOL White Pages only for the current term of the Current AOL White Pages Agreements (except as otherwise expressly set forth on Exhibit A)); but in each case, only to the extent offered directly through and within each of the Exclusive AOL Properties, except that, [
































                                   ]
---------------
[











                                                       ]
                                      B-6

[



                                             ]

EXCLUSIVE AREAS.  The Exclusive AOL Properties and the Exclusive AOL Tools.

EXCLUSIVE MENTIONS. Mentions which contain only references to an AOL brand, logo, name or trade name or to an AOL property, product, or service within the AOL Network, as designated by AOL (without any reference to AG or any AG product, service, brand, logo, name or trade name).

[                   ]

FOREIGN LOCAL COMPETITOR. A Marketer of Greeting Products headquartered outside the U.S. (it being understood and agreed that affiliates and licensees of U.S. based Marketers of Greeting Products shall be considered headquartered in the U.S., whose Greeting Products are specifically targeted (both by language and cultural content) to the audience in a particular Foreign Local Market.

FOREIGN LOCAL MARKET.  Any specific, local, geographic area.

GREETING PRODUCT. [










































                                                  ]

[                                   ]

HURDLES & THRESHOLDS. Collectively, the Threshold Amount (as described in
Section 4.4 hereof) and the Advertising Hurdle Amount (as described in the Advertising Inventory Agreement Annex).

[                                                                          ]

ICQ SERVICE. The primary, narrow-band English language version of the ICQ brand communications and messaging service (e.g., to U.S. based ICQ Members) as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the ICQ brand service as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereto), specifically excluding [



                                                       ]

ICQ.com. ICQ's primary, narrow-band Internet-based English language Interactive Site marketed under the "ICQ.com" brand as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the ICQ brand Interactive Site as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereto), specifically excluding [


                                             ]

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably and consistently determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. [












                    ]

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an AG site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

INTEGRATED PROMOTIONS.  As defined within the definition of Promotions below.

INTERIM DATE. [        ]

IPO. Any public offering of securities (e.g., an initial public offering) by AG Parent.

KEYWORD SEARCH TERMS. or KEYWORDS (a) The Keyword(TM) online search terms made available on the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to AG (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to AG and determined in accordance with the terms of this Agreement).

KNOWLEDGE. The actual knowledge of the applicable Party's senior management personnel that has substantial managerial authority with respect to the applicable subject matter, after having made reasonable inquiry of each employee to whom and in a manner that a prudent business person would inquire under similar circumstances.

LICENSED CONTENT. All Content offered through the Customized Site by AG pursuant to this Agreement or otherwise provided by AG or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows", or pursuant to Section 2.2.1, etc.), including in each case, any modifications, upgrades, updates, enhancements expressly authorized by AG and provided hereunder, and, to the extent delivered to AOL, related documentation.

[
                                      ]

MARKET. Sell, market, distribute (including for free), promote or advertise a product.

MARKETER. Any person or other entity that sells, markets, distributes (including for free), promotes or advertises a product.

MENTIONS. With respect to the Traditional Media In-Kind Promotions (as defined on Exhibit C-1), any on-air audio and/or graphic references (of at least 10 seconds in length) to AOL or any trademark, trade name or logo thereof, consistent with AOL's promotional and trademark and logo policies.

MODIFIED CUSTOMIZED SITE. A form of a Customized Site, meeting all the requirements thereof; but excusing (1) the full extent of the otherwise required co-branding required for a Customized Site and (2) the full extent of the otherwise required brand specific customization (e.g., look and feel, etc.); but expressly not excusing any other requirements, and therefor, without limitation,
(a) is a mirrored, cul de sac site (b) contains some co-branding for AOL or the appropriate property (though not necessarily full co-branded customization such as header), (c) is located on the appropriate AOL property's URL (e.g., www.ag.aol.com), (d) contains only the Products and Content listed on exhibit D and otherwise permitted herein, (e) does not promote any Interactive Service (other than if and to the extent expressly allowed by Section 1.2 for a Customized Site) and (f) is fully compliant with Exhibit E Section 1, and (g) shall enable tracking of visitors to the full extent necessary to track revenue sharing as set forth herein. For purposes of calculations of revenue sharing hereunder (e.g., for purposes of the definitions of Site Revenues, Transaction Revenues, AOL Purchaser, Customized Site Advertising Payments and any other provisions applicable, directly or indirectly, to calculating AOL's revenue shares hereunder), but subject to the limitations above, a "Modified Customized Site" shall be considered a form of a Customized Site.

MODIFIED RENEWAL CUSTOMIZED SITE. Shall not be a Customized Site (except to the extent otherwise expressly set forth herein), but expressly subject to the following requirements herein for a Customized Site: (a) is a mirrored, cul de sac site; (b) contains some co-branding for AOL or the appropriate property (though not necessarily full co-branded customization such as header); (c) is located on the appropriate AOL property's URL (e.g., www.ag.aol.com); (d) complies with the provisions of Exhibit E (e.g., operational and scalability requirements) (but subject to clause (f) below); (e) does not promote any Interactive Service (other than if and to the extent expressly allowed by Section 1.2 for a Customized Site); (f) need not comply with the requirements of Exhibit E-1, but shall be at least as comprehensive, competitive and compelling (e.g., with respect to pricing of Products, scope and selection of Products, functionality, quality of Products, customer service and fulfillment, and ease of use) as AG's primary Standard Site (provided that to the extent such Modified Renewal Customized Site is not so comprehensive, competitive and compelling solely as a direct result of such restrictions by AOL on AG hereunder, this obligation to be so comprehensive, competitive and compelling shall be deemed satisfied); (g) during any Exclusive Renewal Term and for one full year after the start of any Non-Exclusive Renewal Term, shall comply with all Content and Product scope restrictions herein applicable to a Customized Site (e.g., shall contain only Products and Content to the extent permitted by Exhibit D or otherwise herein); (h) Subject to all terms and conditions applicable to a Customized Site in Exhibits F and G (e.g., management of such site in a professional manner, AG shall provide to AOL license to use such Licensed Content therein, AG shall represent and warrant that it has rights to such Licensed Content, etc.); (i) shall be subject to Sections 2.10 and 2.11 as if it were a Customized Site; (j) expressly excusing (1) the full extent of the otherwise required co-branding required for a Customized Site and (2) the full extent of the otherwise required brand specific customization (e.g., look and feel, etc.); (k) shall enable tracking of visitors to the full extent necessary to track revenue sharing as set forth herein. For purposes of calculations of revenue sharing hereunder (e.g., for purposes of the definitions of Site Revenues, Transaction Revenues, AOL Purchaser, Customized Site Advertising Payments and any other provisions applicable, directly or indirectly, to calculating AOL's revenue shares hereunder), but for no other purposes (except to the extent otherwise expressly set forth herein), subject to the limitations above, a "Modified Renewal Customized Site" shall be considered a form of a Customized Site.

NET CUSTOMIZED SITE ADVERTISING PAYMENTS. Customized Site Advertising Payments, less all applicable Advertising Sales Commissions.

NETCENTER. Netscape Communications Corporation's primary, narrow-band Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand as it exists at any time during the Term hereof (i.e., the current primary, narrow-band U.S. version of the Netcenter brand Interactive Site as of the Effective Date and any replacement successor primary, narrow-band U.S. version thereto), specifically excluding [

                     ]

[





                                                                             ]

PRIOR AGREEMENT.  As defined in Section 10.3 hereof.

PRODUCT. Any product, good or service which AG (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users.

PROMO CONTENT.  As defined in Section 1.1.2.

PROMOTIONS. The promotions described on Exhibit A or Exhibit A-1, residing within the AOL Network and not the Customized Site, plus any comparable promotions delivered by AOL in accordance herewith (e.g., as set forth in Section 1.1), including without limitation any buttons, banners, links, pointers, sponsorships, or other promotions, advertisements or similar services or rights ("Standard Promotions"), plus any additional promotions of the Customized Site provided by AOL (including, without limitation, more integrated promotions such as Keyword Search Terms, pull down menus, list boxes and other navigational tools integrated into the AOL Network (including Promotions which would be Standard Promotions (e.g., buttons or links) but which are more integration into the AOL Network than standard advertising inventory, e.g., with respect to the ICQ Service) ("Integrated Promotions").

[


                                                                    ]

REMNANT INVENTORY. Non-integrated, banner Advertising inventory which is unsold at the end of the business day prior to the day on which that inventory will run. If AG has purchased Remnant Inventory, AG's creative will be slotted into such unsold inventory by AOL from time to time in accordance with internal AOL policies. AOL does not guarantee that Remnant Inventory Impressions will be delivered on any particular day(s) or that such Impressions will be delivered evenly over the Term. Further, AOL does not guarantee placement on any particular screen or group of screens (except that Channel level Remnant Inventory will be run only within the specified Channel).

RUN OF SERVICE INVENTORY or ROS. A collection of non-integrated, banner Advertising inventory made up of all areas of the relevant AOL property or service. If Advertiser has purchased Run of Service Inventory, AOL will place Advertiser's creative in different locations throughout the relevant property or service in accordance with AOL internal policies. Run of Service Impressions will be delivered reasonably evenly over a given time period. Advertiser may not control placement within a Run of Service Inventory purchase and AOL does not guarantee placement on any particular screen or group of screens (except that Run of Channel Inventory will be run only in the specified Channel).

SCHEDULED TRANSITION COMPLETION DATE.  As defined in Section 1.1.6.

SEARCH or SEARCH TERMS. An AOL branded online search tool, as made available by AOL for use by AOL Users using the NetFind brand search engine and within the AOL Network (the results of which such search are non-exclusive, and result in references to many entities; any references to a Promotion related thereto is to a rotational banner within the standard Advertising inventory available on a page pulled up as a result thereof, not a manipulation of the results themselves).

SITE REVENUES. The combination of Transaction Revenues and Customized Site Advertising Payments.

STANDARD PROMOTIONS. As defined within the definition of Promotions above.

STANDARD SITE. Any Interactive Site(s) (other than the Customized Site) which is managed, maintained, owned or controlled by AG or its agents.

THIRD PARTY CUSTOMIZED SITE.  As defined in Section 1.2 hereof.

TRANSACTION REVENUES. [










     ]

TRANSITION COMPLETION DATE. The date on which the transition from V3 to V4 is 100% complete, such that, thereafter, V4 is used and V3 is no longer used (except with respect to ART, as set forth in Section 1.1.6), the system meets AG's and AOL's scalability specifications, and no longer requires support from AOL [

                                                                              ]

[









                                                                              ]

V3. The software system for AG's existing site on the AOL Service under the Prior Agreement generally known as V3, usable by certain AOL Users but not on the internet generally; provided that additional features may be implemented from time to time on V3 codebase but will not cause the system to be known as anything other than V3.

V4. [









                                                                               ]

[








                  ]

                                    EXHIBIT C
                               AG CROSS-PROMOTION
                               ------------------

1. Within AG's primary non-customized Interactive Sites (specifically excluding any Third Party Customized Site), AG shall include at least one of the following (collectively, the "AOL Promos"): (i) a prominent "Try AOL" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) through which users can obtain promotional information about AOL products or services designated by AOL and, at AOL's option, download or order the then-current version of client software for such AOL products or services; (ii) a promotional banner or button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing in a mutually agreed location on the first screen of the AG Interactive Site, to promote such AOL products or services as AOL may designate (for example, the ICQ Service or the AOL Instant Messenger(TM)service); or (iii) a link back to a location on the AOL Network that AOL shall designate (such as a certain screen within the AOL Service or Aol.com). AOL will provide the creative content to be used in the AOL Promos (including designation of links from such content to other content pages). AG shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, AG shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos to the AG Interactive Site from an ad server controlled by AOL or its agent, AG shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages of the AG Interactive Site on which the AOL Promos will appear.

2. In AG's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which AG exercises at least partial editorial control, AG will include specific references or mentions (verbally where possible) of the availability of the Customized Site through the AOL Network, which are at least as prominent as any references that AG makes to any AG Interactive Site (by way of site name, URL or otherwise). Without limiting the generality of the foregoing, AG's listing of the "URL" for any AG Interactive Site will be accompanied by a substantially equally prominent listing of the "keyword" term on AOL for the Customized Site. [



                                                                           ]
                                      C-1

                                   EXHIBIT C-1
                            IN-KIND PROMOTION OF AOL

1.    BACK OF AMERICAN GREETINGS PAPER CARDS

Description: The following shall appear on English language printed greeting cards manufactured or distributed in the U.S. by or on behalf of American Greetings Corporation during the Initial Term (the "Physical Greeting Cards"), to appear substantially as shown on Annex 1 hereto (but placement location on the back of the card to be at the discretion of American Greetings Corporation),
with a guaranteed minimum aggregate number of [                          ] such
cards to be distributed per year (provided that, in the event of a shortfall in the first year hereof, AG shall not be in breach provided AG makes up such shortfall during the Initial Term):

                  www.americangreetings.com
                  (Logo) AOL Keyword: AG

                  or

                  www.americangreetings.com
                  America Online Keyword: AG


2.    AMERICAN GREETINGS CORPORATION PRINT ADVERTISING

Description: The following shall be included in [         ] impressions per year
of American Greetings Corporation's 4 color print ad placements (to appear substantially similar as shown on Annex 1 hereto):

                  www.americangreetings.com
                  (Logo) AOL Keyword: AG

                  or

                  www.americangreetings.com
                  America Online Keyword: AG


3.    AG (americangreetings.com) PRINT AND RADIO ADVERTISING

Description: The following shall be included in AG's 4 color print and radio ad
placements (based on a $[        ] media plan per year related to this section 3
of this exhibit) (provided that such reference to AOL is, in the case of print placements, to appear substantially similar as shown on Annex 1 hereto, and in the case of radio placements, to account for [ ]% of the on air time, e.g., at least [ ] seconds of a 60 second radio spot, or be at least as prominent as mention of AG's URL):

                  Print -
                           www.americangreetings.com
                           (Logo) America Online Keyword: AG

                  Radio -
                           Announcer mention, such as "www.americangreetings.com or on America Online at Keyword: AG"



4.    EXCLUSIVE CONTENT

Description: Exclusive content shall be provided as described on Exhibit D-1 of the Interactive Marketing Agreement.



IN EACH CASE ABOVE, THE FOLLOWING SHALL APPLY:

(a)  All In-Kind Promotions must be exclusive to AOL, such that AOL is the only
     [     ] Interactive Service to be promoted in any In-Kind Promotion.
(b) All In-Kind Promotions shall be produced by AG at AG's sole cost and expense and without charge (including without limitation advertising, placement or integration charges) to AOL.
(c) All In-Kind Promotions shall be consistent with AOL's promotional and trademark and logo policies, subject to AOL's prior review, current copies of which AG hereby acknowledges receipt of (except as expressly set forth in paragraphs 1, 2 or 3 of this Exhibit C-1 or on Annex-1 attached hereto, which are expressly hereby approved).
(d) (i)AOL hereby consents to American Greetings Corporation's continued sale and distribution of any Physical Greeting Cards containing the foregoing reference to AOL as set forth above, notwithstanding any lapse, expiration or termination of this Agreement; provided that all other terms and conditions of such In-Kind Promotions, except for such lapse of the term, are complied with.
     (ii)For so long as AG sells cards with the Keyword "AG" appearing on the back (e.g., after the term, if cards have already been printed and are still available in stores), then AOL shall be required to maintain such Keyword "AG" (subject to AOL's Keyword policies to the extent set forth herein) and AG shall be required to maintain the Modified Renewal Customized Site for AOL to direct users of the Keyword thereto; provided that AOL shall not be required to link the Keyword to any site that is not a Modified Renewal Customized Site meeting all the requirements thereof (e.g., without limitation, such site shall not promote any Interactive Service); provided further that AOL shall not be required to maintain such
     Keyword and/or link any longer than [       ] after the Initial Term; and
     provided further that any maintenance of the Keyword by AOL shall be considered a Continued Link pursuant to Section 8.4 of this Agreement, subject to the terms thereof (e.g., revenue sharing)).
(e) All print and radio ads provided for herein shall either (i) comply with AG's (or American Greetings Corporation's) media plan, as delivered to AOL in writing, and appear in the publications, or radio programs and time slots, as expressly set forth therein, or (ii) appear in substantially similar placements having the same market value as in such media plan; provided that AG shall deliver to AOL a revised copy of any such media plan promptly upon any revisions thereto.
(f) AG shall provide to AOL on a quarterly basis detailed reports with respect to all In-Kind Promotions in a mutually agreed manner and level of detail, including at a minimum a statement reflecting the number of Physical Cards delivered, in the form attached hereto as Annex 2 to this Exhibit C-1.


Notwithstanding anything to the contrary herein, should AG fail, in any given year of the Initial Term, to deliver the scheduled portion of any particular In-Kind Promotions for such year, then any such failure or shortfall shall not itself constitute a breach hereof but shall be remedied as follows: AG shall have [ ] days after the end of the applicable year to deliver replacement in-kind promotion(s) which is mutually agreed by the Parties to have comparable value to the undelivered In-Kind Promotions (the "Mutually Agreed Replacement Promotion"). If AG fails to deliver such Mutually Agreed Replacement Promotion within such [ ] day period then AOL may reduce certain Promotions provided by AOL to AG hereunder (other than those identified as "Mission Critical") by an amount demonstrably equivalent in value to the amount of such shortfall of undelivered In-Kind Promotions. In the event of a disagreement as to the value of any undelivered In-Kind Promotions, AOL's third party media buying agency shall determine the value therefor based on the standard rate card for such a promotion, if available, or, if a standard rate card is not available, then based on a proportionate value of the standard rate card for a similar promotion. If there is a material variation between AG' third party media valuation agency's valuation and AOL's media buying agency's valuation, AOL's media buying agency's valuation shall govern, subject only to AG' right to demonstrate that AOL's media buying agency's valuation is inaccurate. If the Parties still cannot agree, then both Parties' media buying agencies shall mutually agree upon a third, independent, media buying agency to settle such dispute. [







                                                                           ]
                                      C-4

                             ANNEX 1 TO EXHIBIT C-1
                             ----------------------


                    MOCK-UP OF LOGO-ON-CARD IN KIND-PROMOTION





                                 [SEE ATTACHED]

[Recycle Logo]  PRINTED ON RECYCLED PAPER
                40% Pre Consumer - 10% Post Consumer




                                   LOGO
                              AMERICAN GREETINGS


                          www.americangreetings.com
                          America Online Keyword: AG






According to him.......Love Talk....According to her(TM)

                                                          [Bar Code]
                              Traditional Cards

                              ANNEX 2 TO EXHIBIT C

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS

Pursuant to Section 4.3 and Exhibit C-1 of the Interactive Marketing Agreement between ____________ ("AG") and America Online, Inc. ("AOL"), dated as of _________________, 1999 (the "Agreement"), the following report is delivered to AOL for the period beginning _____________ and ending __________ (the "Period"):

I.       PROMOTIONAL COMMITMENTS

AG hereby certifies to AOL that AG (or American Greetings Corporation, as the case may be) completed the following promotional commitments during the Period:

       TYPE OF PROMOTION      DATE(S) OF           DURATION/CIRCULATION OF           RELEVANT CONTRACT
                              PROMOTION            PROMOTION                         SECTION
------ ---------------------- -------------------- --------------------------------- -----------------------
1.

------ ---------------------- -------------------- --------------------------------- -----------------------
2.

------ ---------------------- -------------------- --------------------------------- -----------------------
3.




IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_.

----------------------------------

By: _______________________________

Print Name:  ________________________

Title: ______________________________

Date: ______________________________

                                    EXHIBIT D
                    DESCRIPTION OF PRODUCTS AND OTHER CONTENT
                    -----------------------------------------

[





















































                                                                      ]
                                      D-1

[
































                          ]

                                   EXHIBIT D-1
                    AOL EXCLUSIVE OFFERS & EXCLUSIVE CONTENT
                    ----------------------------------------


EXCLUSIVE OFFERS:   "AOL Exclusive Offers" by AG may include:

     -   Sweepstakes offering gifts such as cash;

     -   Promotions, including holiday promotions, which may include a [
                                 ] shopping spree; "Refer a Friend" promotions offering a free subscription of equal or lesser value for every friend signed for subscription, "Golden Greeting" promotion awarding a prize for every 10,000th card sent or certain designated greeting, and promotional tie with licensed partners such as [
                                             ] etc.

     - Partner marketing specials for clothing, music, books, etc. (subject to all AOL exclusivities)

     - Contests requiring creative input, (e.g., create a Greeting or comic) or entry with the winner receiving a personalized song, Greeting or comic strip with a winners picture in it; or

     -   Channel specific special limited time pricing on subscriptions.



EXCLUSIVE CONTENT:



                                FUN SITE FOR KIDS

Description:      Will include hundreds of designs of greetings, games,
                  interactive storybooks, comics, and print creativity projects in an online greetings and interactive entertainment area for kids. All new content developed solely for the area will be available from AG on the Customized Site on an exclusive basis
                  for [   ] months from its introduction.


                      AOL EXCLUSIVE ON LICENSED PROPERTIES
                      ------------------------------------

Description:      AG will provide AOL three-month exclusives on new content for
                  no less than [    ] licensed properties per year (i.e. such
                  content will be available from AG on the Customized Site on an
                  exclusive basis for [     ] months from its introduction).

                                CAPTIONS FOR YGP
                                ----------------

Description:      AG will provide a library of exclusive captions for use on the
                  YGP service. Content to be updated regularly. Such captions will be available from AG on the Customized Site on an
                  exclusive basis for [    ] months from introduction.

                              AOL HOMETOWN CONTENT
                              --------------------

Description:      AG will provide AOL with clip art, home page templates and animated and/or interactive artwork for AOL Hometown. Such
                  Content will be available from AG on the Customized Site on an
                  exclusive basis for [   ] months from its introduction.

                            CUSTOMIZATION OF CONTENT
                            ------------------------

Description:      AG will provide customized content to the various AOL
                  properties (i.e. exclusives for Digital Cities, Compuserve,
                  Netcenter etc.) as required by the Interactive Marketing
                  Agreement.

                              INTERNATIONAL CONTENT

Description:      AG will provide customized international content to AOL
                  International and ICQ as required by the contract.

                                    EXHIBIT E
                                   OPERATIONS
                                   ----------

[

























































































                                                  ]

[







































































































                                                                            ]

[



               ]
                                      E-3

                                    EXHIBIT F
                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS
                   -------------------------------------------

[























































































                             ]

[






























































































                               ]

[







































                                                                 ]
                                      F-3

                                    EXHIBIT G
                        STANDARD LEGAL TERMS & CONDITIONS
                        ---------------------------------


[

























































































                                                                 ]
                                      G-1

[























































































                                                                 ]
                                      G-2

[




























































































                                                                 ]
                                      G-3

[





































































































                                                                      ]
                                      G-4

[



































              ]
                                      G-5

                                    EXHIBIT H


                             [INTENTIONALLY OMITTED]

                                    EXHIBIT I
                           AOL TECHNOLOGY REQUIREMENTS
                           ---------------------------

[

































































                                                                            ]
                                      I-1

 [



































                                                               ]

                     TECHNOLOGY INTEGRATION DEVELOPMENT WORK
                     ---------------------------------------

[






































































                                                                     ]

[
































                                      ]

[















































                                                  ]
                                      I-5

                                     ANNEX 2

                      ADVERTISING INVENTORY AGREEMENT ANNEX
                      -------------------------------------



1.       RIGHTS TO SELL ADVERTISING.


         1.1. APPOINTMENT AS SALES AGENT. AOL will act as AG's exclusive sales agent, both with respect to third parties and with respect to AG and its affiliates, subject to the terms hereof, for any and all Advertisements on the Customized Site (including, subject to the express limitations herein, the exclusive rights to act as sales agent for any Advertisements therein and all rights to receive, on AG's behalf (to the extent set forth herein and subject to the terms hereof), all Customized Site Advertising Payments). AOL agrees to use commercially reasonable efforts to, after the sale of any Advertisements on the Customized Site (i.e., after execution of definitive documentation by such third party and AOL), expose such personnel to the buyers of such Advertisements (e.g., arrange a meeting and make initial introductions), it being understood and agreed that in particular cases it may be commercially reasonable to exclude AG (e.g. where AOL is selling Advertisements across a broad range of AOL properties or without any targeting based on Greeting Products). As exclusive sales agent, AOL may receive and hold, on AG's behalf (to the extent set forth herein and subject to the terms hereof), funds owing to AG in respect of the sales of Advertisements on the Customized Site. For all Advertisements within the Customized Site sold by AOL pursuant to the terms hereof, AOL shall be entitled to keep the Advertising Sales Commission from all Customized Site Advertising Payments, prior to all calculations set forth herein.


         1.2.     INVENTORY. Total advertising inventory on the Customized Site,
                  [


                                                                      ] policies
                  and parameters for discounting off of such rate card, and any other mutually agreed relevant factors will be as set forth by the Parties pursuant to quarterly mutually agreed upon marketing plans (each, a "Quarterly Marketing Plan"). Each Quarterly Marketing Plan shall factor in AOL's need to meet its revenue goals and obligations herein, industry standard sell through rates and CPMs (including, to the extent analogous, those on the Standard Sites), AG's revenue goals for Transaction Revenues and the quality of the customer experience for AG's customers and the prior quarter's Quarterly Marketing Plan and successes and shortcoming therein. Each Quarterly Marketing Plan (and the available inventory therein) shall be subject to adjustment as provided in Section 2.4 in the main body of this Agreement in the event of any changes in the initial delivery Greeting Media (i.e., if an Online Viewing Area is not the initial method of delivery of the Greeting Products). The Parties shall mutually agree on the first Quarterly Marketing Plan within sixty (60) days of the Interim Date, and thereafter, on successive Quarterly Marketing Plans at or before the first five (5) days of each calendar quarter; if the Parties have not mutually agreed upon any applicable Quarterly Marketing Plan by such time, then AOL may continue to sell Advertisements under the prior quarter's Quarterly Marketing Plan. For each full month of such delay (except if and to the extent AOL unreasonably withheld consent in order to so delay), AOL's deadlines in
                  Section 1.3 below to reach each subsequent Advertising Hurdle Amount, and in Section 2 below to make payments to AG by any particular date, shall each be extended by the same amount of time.


         1.3. EXCEPTIONS. Notwithstanding anything to the contrary herein regarding which Party shall sell the Adverting inventory within the Customized Site (but still subject to Section 1.4 below and all Content and Advertising restrictions applicable to the Customized Site, e.g., as set forth in Sections 1.2,
                  2.2 and, if applicable, 8.9 of the main body of this Agreement),


                  1.3.1.   [











                                                       ]
                                Annex 2; Page-1

               [





                                             ]

                  1.3.2.   [













                                        ]

                  1.3.3. AG shall not be restricted from including a Link to an American Greetings Corporation Interactive Site; and


                  1.3.4.   [






























                                             ]

                   [





                                                                           ]

         1.4.     [









                                        ]

2.       [






                                   ]

         2.1.     [
                              ]

                                Annex 2; Page--2

         2.2.     [                                                           ]


         2.3.     [                                                           ]


3.       SHARING OF ADVERTISING PAYMENTS.


         3.1. AMOUNTS BEFORE AUGUST 2002. Out of any funds received by either Party that constitute Customized Site Advertising Payments (including any such amount allocated out of a larger payment for a Total Ad Package Payment (as defined in Section 4 below)), if AOL acted as the sales agent in respect thereof there shall first be deducted and paid to (or retained by) AOL the Advertising Sales Commission. The remaining Net Customized Site Advertising Payment shall be paid to (or retained by) AOL in the percentages set forth on the chart below based on the Contract Period and the amount of Net Customized Site Advertising Payments received in that Contract Period, as shown on the chart below, subject to the terms hereof:

[



























































                                                                 ]
                                Annex 2; Page--3

[













































                                                                              ]

         3.2. POST AUGUST 2002. From and after August 1, 2002, the portion of Net Customized Site Advertising Payments to be paid to or retained by AOL shall be [ ]% until such time as Net Customized Site Advertising Payments equal or exceed $[
                  ] after which it shall be [ ]%, provided however that if as of August 1, 2002 Net Customized Site Advertising Payments
                  exceeds $[         ], the portion thereof to be paid to or
                  retained by AOL shall be [ ]% until such time as the amount paid to or retained by AG (including pursuant to Section 2
                  hereof) is $[          ] plus [ ]% of the excess Net
                  Customized Site Advertising Payments over $[          ] and
                  thereafter shall be [  ]%.


         3.3. PAYMENTS. Payment of any net amount due to AOL or AG as a result of the revenue share set forth in this Section 3 shall be due and payable each quarter by the collecting Party to the other Party within 30 days after the end of such quarter.


4. PACKAGES OF AOL NETWORK ADVERTISEMENTS WITH CUSTOMIZED SITE ADVERTISEMENTS. In the event AOL sells Advertisements in a grouping with placements in both the Customized Site and within the AOL Network (an "Ad Package") (it being expressly understood and agreed that AOL owns and retains all right, title and interest in and to all the promotional and advertising spaces within the AOL Network), then the portion of the aggregate amounts collected (plus the fair market value of any other compensation received) from such Ad Package ("Total Ad


                                Annex 2; Page--4

         Package Payment") that is allocated to and deemed to be Customized Site Advertising Payment will be determined as follows:


         4.1.     [

















                                                                           ]

         4.2. The Parties will cooperate to make available targeted ad serving for use on the Customized Site as soon as commercially practical following the Interim Date. In order for such targeted ad serving to be implemented, AG will use commercially reasonable efforts to ensure that the data necessary to facilitate such targeting will be made available to AOL in a manner which allows proper incorporation into AOL's ad server. In addition, each Party will cooperate with the other Party in order to aid in tracking Impressions through the Customized Site for purposes of fulfilling their respective reporting and revenue payment requirements. AG will permit AOL or its affiliates or agents to serve the Advertisements appearing in the Customized Site. AG shall cooperate with AOL to assist in AOL's due diligence of the ability of the Customized Site to comply herewith, and in the event of any delay in AOL's ability to sell the Advertisements as a result of any problem to the extent in AG's control and not AOL's, AOL's deadlines in Section 1.3 above to reach each subsequent Advertising Hurdle Amount, and in Section 2 above to make payments to AG by any particular date, shall each be extended by the same amount of time.


5.       [
















                                                                              ]

  6.     [






                                                                              ]
                                Annex 2; Page--5

CONFIDENTIAL